                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                              PACIFIC GAS AND ELECTRIC COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
[PG&E LOGO] PG&E CORPORATION AND PACIFIC GAS AND ELECTRIC COMPANY
            --------------------------------------------------------
            Joint Notice of 1999 Annual Meetings - Joint Proxy Statement

                                          March 8, 1999

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

    You are cordially invited to attend the third annual meeting of PG&E Corporation and the 93rd annual meeting of Pacific Gas and Electric Company. The meetings will be held concurrently on Wednesday, April 21, 1999, at 10:00 am., in the Masonic Auditorium, 1111 California Street, San Francisco, California.

    PG&E Corporation is an energy-based holding company. It is the parent company of Pacific Gas and Electric Company, a gas and electric utility serving Northern and Central California, and unregulated businesses that provide wholesale and retail energy commodities and services across North America.

    The accompanying Joint Proxy Statement contains information about matters to be considered at both the PG&E Corporation and Pacific Gas and Electric Company annual meetings. At the annual meetings, PG&E Corporation and Pacific Gas and Electric Company shareholders will be asked to vote on the election of directors and ratification of the selection of independent public accountants for 1999 for their respective companies. The Boards of Directors and management of PG&E Corporation and Pacific Gas and Electric Company recommend that you vote "FOR" the nominees for directors and the ratification of the appointment of Deloitte & Touche as the independent public accountants for 1999, as set forth in the Joint Proxy Statement.

    In addition to the matters described above, PG&E Corporation shareholders will be asked to vote on a management proposal to increase the number of shares available to be issued under the Long-Term Incentive Program. For the reasons stated in the Joint Proxy Statement, the PG&E Corporation Board of Directors and management recommend that PG&E Corporation shareholders vote "FOR" this proposal.

    PG&E Corporation shareholders also will be asked to vote on the proposals submitted by individual PG&E Corporation shareholders described in the Joint Proxy Statement, if such proposals are properly presented at the annual meeting. For the reasons stated in the Joint Proxy Statement, the PG&E Corporation Board of Directors and management recommend that PG&E Corporation shareholders vote "AGAINST" these proposals.

    Your vote on the business at the annual meetings is important. If you hold shares in both PG&E Corporation and Pacific Gas and Electric Company, you will be provided with a proxy form for each company. Whether or not you plan to attend, please mark, sign, date, and mail your proxy form as soon as possible in the accompanying envelope so that your shares can be represented at the annual meetings. As an alternative to mailing your proxy, you may have the option of executing and submitting your proxy and voting instructions over the Internet or by telephone. Please refer to "Voting on the Internet or by Telephone" on page 43 of the Joint Proxy Statement for details.

    During the annual meetings, PG&E Corporation and Pacific Gas and Electric Company management also will report on operations and other matters affecting PG&E Corporation and Pacific Gas and Electric Company, act on such other matters as may properly be presented at the meetings, and respond to shareholders' questions.

                             Sincerely,

                                /S/ ROBERT D. GLYNN, JR.

                             Robert D. Glynn, Jr.
                             Chairman of the Board, Chief Executive Officer, and President of PG&E Corporation
                             Chairman of the Board of
                             Pacific Gas and Electric Company

--------------------------------------------------------------------------------
                               Table of Contents

Joint Notice of Annual Meetings of Shareholders

Joint Proxy Statement

      General Information                                                       1

      Item No.  1:   Election of Directors                                      3

      Information Regarding the Boards of Directors of PG&E Corporation and     7
      Pacific Gas and Electric Company

      Item No.  2:   Ratification of Appointment of Independent Public         13
                     Accountants

      Item No.  3:   Management Proposal                                       14
                     (To Be Voted on by PG&E Corporation Shareholders Only)

      Item Nos. 4-8: Shareholder Proposals                                     21
                     (To Be Voted on by PG&E Corporation Shareholders Only)

      Executive Compensation                                                   29

      Other Information                                                        42

--------------------------------------------------------------------------------
                Joint Notice of Annual Meetings of Shareholders
            of PG&E Corporation and Pacific Gas and Electric Company

                                          March 8, 1999

TO THE SHAREHOLDERS OF PG&E CORPORATION AND PACIFIC GAS AND ELECTRIC COMPANY:

    The annual meetings of shareholders of PG&E Corporation and Pacific Gas and Electric Company will be held concurrently in the Masonic Auditorium, 1111 California Street, San Francisco, California, on Wednesday, April 21, 1999, at 10:00 a.m., for the purpose of considering the following matters:

    (1) For PG&E Corporation and Pacific Gas and Electric Company shareholders, to elect the following 13 and 14 directors, respectively, to each Board for the ensuing year:

Richard A. Clarke           Robert D. Glynn, Jr.        Carl E. Reichardt
Harry M. Conger             David M. Lawrence, MD       John C. Sawhill
David A. Coulter            Richard B. Madden           Gordon R. Smith*
C. Lee Cox                  Mary S. Metz                Barry Lawson Williams
William S. Davila           Rebecca Q. Morgan

* Gordon R. Smith is a nominee for director of the Pacific Gas and Electric
Company Board only.

    (2) For PG&E Corporation and Pacific Gas and Electric Company shareholders, to ratify each Board of Directors' appointment of Deloitte & Touche as independent public accountants for 1999 for PG&E Corporation and Pacific Gas and Electric Company,

    (3) For PG&E Corporation shareholders only, to act upon a management proposal described on pages 14-20 of the Joint Proxy Statement,

    (4) For PG&E Corporation shareholders only, to act upon five proposals submitted by PG&E Corporation shareholders and described on pages 21-27 of the Joint Proxy Statement, if such proposals are properly presented at the meeting, and

    (5) For PG&E Corporation and Pacific Gas and Electric Company shareholders, to transact such other business as may properly come before the meetings and any adjournments or postponements thereof.

    Shareholders of record of PG&E Corporation and Pacific Gas and Electric Company at the close of business on February 22, 1999, and valid proxyholders may attend and vote at the respective annual meetings. If your shares are registered in the name of a brokerage firm, bank, or trustee and you plan to attend the meeting, please obtain from the firm, bank, or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

    If you are a participant in the PG&E Corporation Dividend Reinvestment Plan, please note that the PG&E Corporation proxy covers all shares of common stock in your account with PG&E Corporation, including any shares which may be held in that plan. If you hold shares in both PG&E Corporation and Pacific Gas and Electric Company, you will be provided with a form of proxy for each company. Please mark, sign, date, and mail the proxy form promptly in the accompanying envelope.

    If your shares are registered directly with PG&E Corporation and/or Pacific Gas and Electric Company (including shares held by participants in the PG&E Corporation Dividend Reinvestment Plan) or if you are a participant who holds PG&E Corporation stock in any of the defined contribution retirement plans maintained by PG&E Corporation or any of its subsidiaries, you have the option of executing and submitting your proxy and voting instructions over the Internet at http://www.votefast.com or by telephone by calling the toll-free number 1-800-250-9081 from anywhere in the United States. If your PG&E Corporation and/or Pacific Gas and Electric Company shares are held in an account at a brokerage firm or bank, you also may have the option of submitting your voting instructions over the Internet at http://www.proxyvote.com or by telephone by calling the toll-free telephone number shown on the voting instruction form; these voting options are provided by ADP Investor Communication Services on behalf of participating brokerage firms and banks. Please refer to "Voting on the Internet or by Telephone" on page 43 of the Joint Proxy Statement for details.

                                          By Order of the Boards of Directors,

                                                /S/ LESLIE H. EVERETT

                                          Leslie H. Everett
                                          Vice President and Corporate
                                          Secretary,
                                          PG&E Corporation and
                                          Pacific Gas and Electric Company

--------------------------------------------------------------------------------
                                PG&E Corporation
                        Pacific Gas and Electric Company

                             JOINT PROXY STATEMENT

INTRODUCTION

    This Joint Proxy Statement is provided to the shareholders of PG&E Corporation and Pacific Gas and Electric Company in connection with their respective annual meetings of shareholders and any adjournments or postponements thereof. The annual meetings are scheduled to be held concurrently at 10:00 a.m., Wednesday, April 21, 1999, at the Masonic Auditorium, 1111 California Street, San Francisco, California.

    PG&E Corporation is an energy-based holding company. It is the parent company of Pacific Gas and Electric Company, a gas and electric utility serving Northern and Central California, and unregulated businesses that provide wholesale and retail energy commodities and services across North America.

    As a result of the holding company formation merger in 1997, the outstanding shares of Pacific Gas and Electric Company common stock were converted, on a one-for-one basis, into shares of PG&E Corporation common stock. PG&E Corporation holds 100 percent of the issued and outstanding shares of Pacific Gas and Electric Company common stock and approximately 95 percent of the total outstanding voting stock of Pacific Gas and Electric Company. The outstanding shares of Pacific Gas and Electric Company's first preferred stock are unchanged by the merger and continue to be outstanding shares of that company. Holders of Pacific Gas and Electric Company's first preferred stock hold approximately 5 percent of the Company's total outstanding voting stock.

GENERAL INFORMATION

    The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company are soliciting proxies hereunder for use at their respective annual meetings to be held on April 21, 1999, and at any adjournments or postponements thereof, and a respective form of proxy is provided with this Joint Proxy Statement. This Joint Proxy Statement and the accompanying proxy form were first mailed on or about March 8, 1999, to PG&E Corporation and Pacific Gas and Electric Company shareholders entitled to vote at the annual meetings.

    To the knowledge of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company, the only items of business to be considered at the meetings are listed in the preceding PG&E Corporation and Pacific Gas and Electric Company Joint Notice of Annual Meetings of Shareholders and are explained in more detail on the following pages. By executing and submitting your proxy and voting instructions, you authorize the proxyholders named in the proxy to vote your shares as you indicate on these items of business and to vote your shares in accordance with management's best judgment in response to other proposals properly presented at the meeting.

    As an alternative to executing and submitting your proxy and voting instructions by mail, you may have the option of executing and submitting your proxy and voting instructions over the Internet or by telephone. Please refer to "Voting on the Internet or by Telephone" on page 43 for further details. The use of Internet or telephone voting procedures will not affect your right to vote in person should you decide to attend the annual meeting.

    You may revoke your proxy at any time before it is exercised at the annual meeting. You may do this by advising the Vice President and Corporate Secretary of PG&E Corporation or Pacific Gas and Electric Company (as the case may be) in writing of your desire to revoke your proxy, or by submitting a duly executed proxy bearing a later date. You also may revoke your proxy by attending the annual meeting and indicating that you wish to vote in person.

    The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company have established February 22, 1999, as the record date for the determination of shareholders of PG&E Corporation and Pacific Gas and Electric Company entitled to receive notice of and to vote at their respective annual meetings. As of February 22, 1999, there were 382,964,605 shares of PG&E Corporation common stock, without par value, outstanding and entitled to vote at the PG&E Corporation annual meeting; each such share is entitled to one vote. As of February 22, 1999, there were 17,258,280 shares of Pacific Gas and Electric Company first preferred stock,

$25 par value, and 326,926,667 shares of Pacific Gas and Electric Company common stock, $5 par value, outstanding and entitled to vote at the Pacific Gas and Electric Company annual meeting; each such share is entitled to one vote.

    Shares represented by properly executed proxies received by PG&E Corporation or Pacific Gas and Electric Company prior to or at the annual meetings will be voted at the respective annual meetings in accordance with the instructions specified in each proxy, and will be counted for purposes of establishing a quorum, regardless of how or whether such shares are voted on any specific proposal. If no instructions are specified in the PG&E Corporation proxy, the subject shares will be voted (1) FOR the election of the nominees of the PG&E Corporation Board of Directors, unless authority to vote is withheld as provided in the proxy, (2) FOR ratification of the appointment of Deloitte & Touche as PG&E Corporation's independent public accountants for 1999, (3) FOR the management proposal to increase the number of shares available to be issued under the Long-Term Incentive Program, and (4) AGAINST each of the shareholder proposals that are properly presented at the meeting. If no instructions are specified in the Pacific Gas and Electric Company proxy, the subject shares will be voted (1) FOR the election of the nominees of the Pacific Gas and Electric Company Board of Directors, unless authority to vote is withheld as provided in the proxy, and (2) FOR ratification of the appointment of Deloitte & Touche as Pacific Gas and Electric Company's independent public accountants for 1999.

    Except with respect to the election of directors, each proposal which may be presented at the meetings must receive the affirmative vote of a majority of the shares represented and voting on the proposal. In addition, the affirmative votes must constitute at least a majority of the required quorum. The required quorum is a majority of the outstanding shares of voting stock of PG&E Corporation or Pacific Gas and Electric Company (as the case may be). PG&E Corporation and Pacific Gas and Electric Company intend to count abstentions both for purposes of determining the presence or absence of a quorum and in the total number of shares represented and voting with respect to a proposal. Accordingly, abstentions will have the same effect as a vote against a proposal. Broker non-votes, if any, with respect to a proposal will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as shares represented and voting with respect to that proposal. Broker non-votes occur when brokers or nominees have voted on some of the matters to be acted on at a meeting, but fail to vote on certain other matters because, under the rules of the New York Stock Exchange, they are not permitted to vote on such other matters in the absence of instructions from the beneficial owners of shares.

--------------------------------------------------------------------------------
                                  Item No. 1:
                 Election of Directors of PG&E Corporation and
                        Pacific Gas and Electric Company

    Thirteen and 14 directors will be elected to serve on the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company, respectively, to hold office until the next annual meetings or until their successors shall be elected and qualified. The 13 nominees for director of PG&E Corporation and the 14 nominees for director of Pacific Gas and Electric Company whom the respective Boards propose for election are the same, except for Gordon
R. Smith, who is a nominee for the Pacific Gas and Electric Company Board only. The composition of these slates of nominees is consistent with the policy of PG&E Corporation and Pacific Gas and Electric Company that at least 75 percent of their Boards shall be composed of directors who are neither current nor former officers or employees of PG&E Corporation, Pacific Gas and Electric Company, or any of their respective subsidiaries.

    Information is provided on the following pages about the nominees for directors, including their principal occupations for the past five years, certain other directorships, age, and length of service as a director of PG&E Corporation and Pacific Gas and Electric Company. Membership on Board committees, attendance at Board and committee meetings, and ownership of stock in PG&E Corporation and Pacific Gas and Electric Company are indicated in separate sections following the individual resumes of the nominees.

    Directors of PG&E Corporation and Pacific Gas and Electric Company are elected from those nominated based on a plurality of votes cast. The nominees receiving the highest number of affirmative votes (up to the number of directors to be elected) are elected. Votes against a nominee or votes withheld have no legal effect. Unless authority to vote is withheld or another contrary instruction is indicated, properly executed proxies received by PG&E Corporation or Pacific Gas and Electric Company prior to or at the annual meetings will be voted FOR the election of the nominees listed on the following pages. All of the nominees named below have agreed to serve if elected. Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a director, the respective proxyholders named in the enclosed PG&E Corporation or Pacific Gas and Electric Company proxy will vote for substitute nominees at their discretion.

THE BOARDS OF DIRECTORS OF PG&E CORPORATION AND PACIFIC GAS AND ELECTRIC COMPANY
   RECOMMEND THE ELECTION OF THEIR RESPECTIVE NOMINEES FOR DIRECTOR PRESENTED
                         IN THIS JOINT PROXY STATEMENT.

--------------------------------------------------------------------------------
                 Nominees for Directors of PG&E Corporation and
                        Pacific Gas and Electric Company
                            BIOGRAPHICAL INFORMATION

[PHOTO]         RICHARD A. CLARKE

                Mr. Clarke is former Chairman of the Board of Pacific Gas and Electric Company. He was Chairman of the Board of Pacific Gas and Electric Company from May 1986 until his retirement in May 1995, and also was Chief Executive Officer of Pacific Gas and Electric Company from May 1986 to June 1994. Mr. Clarke, 68, has been a director of Pacific Gas and Electric Company since 1985 and a director of PG&E Corporation since December 1996. He also is a director of CNF Transportation Inc. and Potlatch Corporation.

[PHOTO]         HARRY M. CONGER

                Mr. Conger is Chairman and Chief Executive Officer, Emeritus of Homestake Mining Company. He was Chairman of the Board of Homestake Mining Company from 1982 until July 1998 and Chief Executive Officer from December 1978 until his retirement in May 1996. Mr. Conger, 68, has been a director of Pacific Gas and Electric Company since 1982 and a director of PG&E Corporation since December 1996. He also is a director of Apex Silver Mines Limited, ASA Limited, and CalMat Co.

[PHOTO]         DAVID A. COULTER

                Mr. Coulter is former Chairman and Chief Executive Officer of BankAmerica Corporation and Bank of America NT&SA. He joined Bank of America in 1976 and held a variety of senior management positions with BankAmerica Corporation and Bank of America NT&SA until October 1998. Mr. Coulter, 51, has been a director of Pacific Gas and Electric Company since May 1996 and a director of PG&E Corporation since December 1996.

[PHOTO]         C. LEE COX

                Mr. Cox is retired Vice Chairman of AirTouch Communications, Inc. and retired President and Chief Executive Officer of AirTouch Cellular (cellular telephone and paging services). He was an executive officer of AirTouch Communications, Inc. and its predecessor, PacTel Corporation, from 1987 until his retirement in April 1997, and continues to serve as a director of AirTouch Communications, Inc. Mr. Cox, 57, has been a director of Pacific Gas and Electric Company since February 1996 and a director of PG&E Corporation since December 1996.

[PHOTO]         WILLIAM S. DAVILA

                Mr. Davila is President Emeritus of The Vons Companies, Inc. (retail grocery). He was President of The Vons Companies, Inc. from 1986 until his retirement in May 1992, and continues to serve as the company spokesperson. Mr. Davila, 67, has been a director of Pacific Gas and Electric Company since 1992 and a director of PG&E Corporation since December 1996. He also is a director of Hormel Foods Corporation and Wells Fargo & Company.

--------------------------------------------------------------------------------

[PHOTO]         ROBERT D. GLYNN, JR.

                Mr. Glynn is Chairman of the Board, Chief Executive Officer, and President of PG&E Corporation and Chairman of the Board of Pacific Gas and Electric Company. He has been an officer of PG&E Corporation since December 1996 and an officer of Pacific Gas and Electric Company since January 1988. Mr. Glynn, 56, has been a director of Pacific Gas and Electric Company since 1995 and a director of PG&E Corporation since December 1996. He also is a director of URS Corporation.

[PHOTO]         DAVID M. LAWRENCE, MD

                Dr. Lawrence is Chairman and Chief Executive Officer of Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals, and has been an executive officer of those companies for more than the past five years. Dr. Lawrence, 58, has been a director of Pacific Gas and Electric Company since 1995 and a director of PG&E Corporation since December 1996. He also is a director of Hewlett-Packard Company.

[PHOTO]         RICHARD B. MADDEN

                Mr. Madden is retired Chairman of the Board and Chief Executive Officer of Potlatch Corporation (diversified forest products). He was Chief Executive Officer of Potlatch Corporation from 1971 until his retirement in May 1994, and continues to serve as a director of that company. Mr. Madden, 69, has been a director of Pacific Gas and Electric Company since 1977 and a director of PG&E Corporation since December 1996. He also is a director of CNF Transportation Inc. and URS Corporation.

[PHOTO]         MARY S. METZ

                Dr. Metz is President of S. H. Cowell Foundation, and has held that position since January 1999. Prior to that date, she was Dean of University Extension, University of California, Berkeley from July 1991 to June 1998. Dr. Metz, 61, has been a director of Pacific Gas and Electric Company since 1986 and a director of PG&E Corporation since December 1996. She also is a director of Longs Drug Stores Corporation, SBC Communications, and UnionBanCal Corporation.

[PHOTO]         REBECCA Q. MORGAN

                Mrs. Morgan is retired President and Chief Executive Officer of Joint Venture: Silicon Valley Network (JVSV Network) (a non-profit collaborative formed to address critical issues facing Silicon Valley). She was an executive officer of JVSV Network from September 1993 until her retirement in December 1998. Prior to her involvement with JVSV Network, she served nine years as a California State Senator from 1984 to 1993. Mrs. Morgan, 60, has been a director of Pacific Gas and Electric Company since 1995 and a director of PG&E Corporation since December 1996. She also is a director of Greater Bay Bancorp.

--------------------------------------------------------------------------------
                 Nominees for Directors of PG&E Corporation and
                        Pacific Gas and Electric Company
                                   CONTINUED

[PHOTO]         CARL E. REICHARDT

                Mr. Reichardt is retired Chairman of the Board and Chief Executive Officer of Wells Fargo & Company (bank holding company) and Wells Fargo Bank, N.A. He was an executive officer of Wells Fargo Bank, N.A. from 1978 until his retirement in December 1994. Mr. Reichardt, 67, has been a director of Pacific Gas and Electric Company since 1985 and a director of PG&E Corporation since December 1996. He also is a director of Columbia/HCA Healthcare Corporation, ConAgra, Inc., Ford Motor Company, McKesson HBOC, Inc., and Newhall Management Corporation.

[PHOTO]         JOHN C. SAWHILL

                Dr. Sawhill is President and Chief Executive Officer of The Nature Conservancy (international environmental organization) and has held that position since April 1990. Dr. Sawhill, 62, has been a director of Pacific Gas and Electric Company since 1990 and a director of PG&E Corporation since December 1996. He also is a director of NACCO Industries, Inc., Newfield Exploration Company, Procter and Gamble, The Vanguard Group, Inc., and each of the Vanguard Funds, registered investment companies.

[PHOTO]         GORDON R. SMITH*

                Mr. Smith is President and Chief Executive Officer of Pacific Gas and Electric Company, and has been an officer of Pacific Gas and Electric Company since June 1980. Mr. Smith, 51, has been a director of Pacific Gas and Electric Company since 1997.

[PHOTO]         BARRY LAWSON WILLIAMS

                Mr. Williams is President of Williams Pacific Ventures, Inc. (business consulting and mediation), and has held that position since May 1987. Mr. Williams, 54, has been a director of Pacific Gas and Electric Company since 1990 and a director of PG&E Corporation since December 1996. He also is a director of CompUSA Inc., Newhall Management Corporation, R.H. Donnelley, and Simpson Manufacturing Company Inc.

                * Gordon R. Smith is a nominee for director of Pacific Gas and Electric Company only.

--------------------------------------------------------------------------------
                           Information Regarding the
                  Boards of Directors of PG&E Corporation and
                        Pacific Gas and Electric Company

BOARD COMMITTEES

    The committees of the PG&E Corporation Board of Directors are the Executive Committee, Audit Committee, Finance Committee, Nominating and Compensation Committee, and Public Policy Committee. The Pacific Gas and Electric Company Board of Directors has an Executive Committee. The current membership and duties of these committees are as follows:

                                                            NOMINATING AND
EXECUTIVE           AUDIT               FINANCE             COMPENSATION           PUBLIC POLICY
COMMITTEES          COMMITTEE           COMMITTEE           COMMITTEE              COMMITTEE
R. D. Glynn, Jr.*   H. M. Conger*       R. B. Madden*       C. E. Reichardt*       M. S. Metz*
H. M. Conger        C. L. Cox           R. A. Clarke        D. A. Coulter          R. A. Clarke
R. B. Madden        W. S. Davila        D. A. Coulter       C. L. Cox(2)           W. S. Davila
M. S. Metz          M. S. Metz          C. E. Reichardt     D. M. Lawrence, MD     R. Q. Morgan
C. E. Reichardt     B. L. Williams      J. C. Sawhill       J. C. Sawhill          J. C. Sawhill
G. R. Smith(1)                          B. L. Williams

      * Chair

     (1) Member of the Pacific Gas and Electric Company Executive Committee only.

     (2) Effective April 1, 1999.

EXECUTIVE COMMITTEES

    Each Executive Committee (no meetings held in 1998), subject to the provisions of law and certain limits imposed by the PG&E Corporation or the Pacific Gas and Electric Company Board (as the case may be), may exercise any of the powers and perform any of the duties of the PG&E Corporation Board or the Pacific Gas and Electric Company Board, respectively. The Executive Committees meet as needed.

AUDIT COMMITTEE

    The Audit Committee of PG&E Corporation (four meetings were held in 1998) advises and assists the Board in fulfilling its responsibilities in connection with financial and accounting practices, internal controls, external and internal auditing programs, business ethics, and compliance with laws, regulations, and policies that may have a material impact on the consolidated financial statements of PG&E Corporation and its subsidiaries. The Audit Committee satisfies itself as to the independence and competence of PG&E Corporation's and Pacific Gas and Electric Company's independent public accountants, and reviews with the independent accountants and with PG&E Corporation's or Pacific Gas and Electric Company's officers and internal auditors the scope and results of the independent accountants' audit work, consolidated annual financial statements, internal audit and control systems, and compliance with laws, regulations, policies, and programs. The Audit Committee also recommends to the Board of Directors the firm of independent public accountants to be selected to audit PG&E Corporation's and Pacific Gas and Electric Company's accounts, and makes further inquiries as it deems necessary or desirable to inform itself as to the conduct of PG&E Corporation's or its subsidiaries' affairs.

    The Audit Committee is composed entirely of directors who are neither (a) current nor former officers or employees of PG&E Corporation or any of its subsidiaries, (b) consultants to PG&E Corporation or any of its subsidiaries, nor (c) current nor former officers or employees of any other corporation on whose board of directors any PG&E Corporation officer serves as a member. One member of the Committee is appointed by the Board of Directors as the Committee's Chair.

FINANCE COMMITTEE

    The Finance Committee of PG&E Corporation (eight meetings were held in 1998) advises and assists the Board with respect to the financial and capital investment policies and objectives of PG&E Corporation and its subsidiary companies, including specific actions required to achieve those objectives. The Finance Committee reviews long-term financial and investment plans and strategies, annual financial plans, dividend policy, short-term and long-term financing plans, proposed capital investments, proposed divestments, major commercial banking, investment banking, financial consulting, and other financial relations of PG&E Corporation or its subsidiaries, and price risk management activities.

    One member of the Committee, who is neither a current nor former employee of, nor current consultant to, PG&E Corporation or any of its subsidiaries, is appointed by the Board of Directors as the Committee's Chair.

NOMINATING AND COMPENSATION COMMITTEE

    The Nominating and Compensation Committee of PG&E Corporation (six meetings were held in 1998) advises and assists the Boards of PG&E Corporation, Pacific Gas and Electric Company, and other PG&E Corporation subsidiaries having non-employee directors with respect to the selection and compensation of directors. It also advises and assists PG&E Corporation and its subsidiaries on employment, compensation, benefits policies and practices, and the development, selection, and compensation of policy-making officers. The Nominating and Compensation Committee reviews and acts upon the compensation of officers of PG&E Corporation and its subsidiaries, except that of the Chief Executive Officers of PG&E Corporation and Pacific Gas and Electric Company, whose compensation is established by the full PG&E Corporation or Pacific Gas and Electric Company Board (as the case may be) upon recommendation of the Committee. The Committee also reviews long-range planning for executive development and succession, and the composition and performance of the Boards of PG&E Corporation, Pacific Gas and Electric Company, and any other subsidiary with non-employee directors.

    The Nominating and Compensation Committee is composed entirely of directors who are neither (a) current nor former officers or employees of PG&E Corporation or any of its subsidiaries, (b) consultants to PG&E Corporation or any of its subsidiaries, nor (c) current nor former officers or employees of any other corporation on whose board of directors any PG&E Corporation officer serves as a member. One member of the Committee is appointed by the Board of Directors as the Committee's Chair.

    The Nominating and Compensation Committee will consider nominees recommended by shareholders for election to the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company. The names of such nominees, accompanied by relevant biographical information, should be submitted in writing to the Vice President and Corporate Secretary of PG&E Corporation or Pacific Gas and Electric Company (as the case may be). The Nominating and Compensation Committee seeks qualified, dedicated, and highly regarded individuals who have experience relevant to PG&E Corporation's or Pacific Gas and Electric Company's business operations, who understand the complexities of PG&E Corporation's or Pacific Gas and Electric Company's business environment, and who will represent the best interests of all the shareholders of PG&E Corporation or Pacific Gas and Electric Company. In accordance with PG&E Corporation's and Pacific Gas and Electric Company's commitment to equal opportunity, the Committee continues to seek qualified women and minority candidates for the Boards.

PUBLIC POLICY COMMITTEE

    The Public Policy Committee of PG&E Corporation (three meetings were held in
1998) advises and assists the Board of Directors with respect to public policy issues which could affect significantly the interests of the customers, shareholders, or employees of PG&E Corporation or its subsidiaries. The Public Policy Committee reviews the policies and practices of PG&E Corporation and its subsidiaries with respect to protection and improvement of the quality of the environment, charitable and community service organizations and activities, equal opportunity in hiring and promoting employees, and development of minority-owned and women-owned businesses as suppliers to PG&E Corporation and its subsidiaries. The Committee also reviews significant societal, governmental, and environmental trends and issues which may affect the operations of PG&E Corporation or its subsidiaries.

    One member of the Committee, who is neither a current nor former employee of, nor current consultant to, PG&E Corporation or any of its subsidiaries, is appointed by the Board of Directors as the Committee's Chair.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

    Ten meetings of the PG&E Corporation Board of Directors and 21 meetings of the PG&E Corporation Board committees were held in 1998. Overall attendance of incumbent directors at such meetings was 95%. Individual attendance at meetings of the PG&E Corporation Board of Directors and Board committees was as follows:
R. A. Clarke 100%, H. M. Conger 100%, D. A. Coulter 88%, C. L. Cox 100%,
W. S. Davila 100%, R. D. Glynn, Jr. 100%,

D. M. Lawrence 81%, R. B. Madden 100%, M. S. Metz 100%, R. Q. Morgan 92%,
C. E. Reichardt 100%, J. C. Sawhill 89%, and B. L. Williams 95%.

    Six meetings of the Pacific Gas and Electric Company Board of Directors and no meetings of the Pacific Gas and Electric Company Executive Committee were held in 1998. Overall attendance of incumbent directors at such meetings was 99%. Individual attendance at meetings of the Pacific Gas and Electric Company Board of Directors was as follows: R. A. Clarke 100%, H. M. Conger 100%, D. A. Coulter 83%, C. L. Cox 100%, W. S. Davila 100%, R. D. Glynn, Jr. 100%, D. M. Lawrence 100%, R. B. Madden 100%, M. S. Metz 100%, R. Q. Morgan 100%, C. E. Reichardt 100%, J. C. Sawhill 100%, G. R. Smith 100%, and B. L. Williams 100%.

COMPENSATION OF DIRECTORS

    Each director who is not an officer or employee of PG&E Corporation or Pacific Gas and Electric Company receives a quarterly retainer of $7,500 plus a fee of $1,000 for each Board or Board committee meeting attended. Non-employee directors who chair Board committees receive an additional quarterly retainer of $625. Under the Deferred Compensation Plan for Non-Employee Directors, directors of PG&E Corporation or Pacific Gas and Electric Company may elect to defer all or part of such compensation for varying periods. Directors who participate in the Deferred Compensation Plan may convert their deferred compensation into a number of common stock equivalents, the value of which is tied to the market value of PG&E Corporation common stock. Alternatively, participating directors may direct that their deferred compensation earn interest.

    No director who serves on both the PG&E Corporation and Pacific Gas and Electric Company Boards and corresponding committees is paid additional compensation for concurrent service on Pacific Gas and Electric Company's Board or its committees, except that separate meeting fees are paid for each meeting of the Pacific Gas and Electric Company Board, or a Pacific Gas and Electric Company Board committee, that is not held concurrently or sequentially with a meeting of the PG&E Corporation Board or a corresponding PG&E Corporation Board committee. It is the usual practice of PG&E Corporation and Pacific Gas and Electric Company that meetings of the respective Boards and corresponding committees are held concurrently with each other and, therefore, that a single meeting fee is paid to each director for each set of meetings.

    In addition, directors of PG&E Corporation or Pacific Gas and Electric Company are reimbursed for reasonable expenses incurred in attending Board or committee meetings. Directors of PG&E Corporation or Pacific Gas and Electric Company also are reimbursed for reasonable expenses incurred in connection with other activities undertaken on behalf of or for the benefit of PG&E Corporation or Pacific Gas and Electric Company.

    Effective January 1, 1998, the PG&E Corporation Retirement Plan for Non-Employee Directors was terminated. Directors who had accrued benefits under the Plan were given a one-time option of receiving at retirement the benefit accrued through 1997, or of converting the present value of their accrued benefit into a PG&E Corporation common stock equivalent investment held in the Deferred Compensation Plan for Non-Employee Directors. The payment of frozen accrued retirement benefits, or distributions from the Deferred Compensation Plan attributable to the conversion of retirement benefits, cannot be made until the later of age 65 or retirement from the Board.

    Under the Non-Employee Director Stock Incentive Plan, a component of the PG&E Corporation Long-Term Incentive Program, on the first business day of January of each year, each non-employee director of PG&E Corporation is entitled to receive stock-based awards with a total aggregate equity value of $30,000, composed of (1) restricted shares of PG&E Corporation common stock valued at $10,000 (based on the closing price of PG&E Corporation common stock on the first business day of the year), and (2) a combination of non-qualified stock options and common stock equivalents with a total equity value of $20,000, based on equity value increments of $5,000. The exercise price of stock options is equal to the market value of PG&E Corporation common stock (i.e., the closing price) on the date of grant. Restricted stock and stock options vest over the five-year period following the date of grant, except that restricted stock and stock options will vest immediately upon mandatory retirement from the Board at age 70, upon a director's death or disability, or in the event of a change in control. Common stock equivalents awarded are payable in the form of PG&E Corporation common stock only following a director's retirement from the Board, upon a director's death or disability, or in the event of a change in control. Unvested awards are forfeited if the recipient ceases to be a director for any other reason.

    On January 2, 1998, each non-employee director received 327 restricted shares of PG&E Corporation common stock. Directors who were granted stock options received options to purchase 1,312 shares of PG&E Corporation common stock for each $5,000 increment of equity value (subject to the aggregate $20,000 limit) at an exercise price of $30.50 per share, and directors who were granted common stock equivalents received 163 common stock equivalent units for each $5,000 increment of equity value (subject to the aggregate $20,000 limit).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Katherine Quadros is a partner in the law firm of Quadros & Johnson. Ms. Quadros is the sister of E. James Macias, Senior Vice President and General Manager of the Generation, Transmission, and Supply Business Unit in Pacific Gas and Electric Company. Quadros & Johnson was paid approximately $540,000 by Pacific Gas and Electric Company during 1998 in connection with providing certain legal services to that entity in the normal course of business. Such services are expected to continue to be provided to Pacific Gas and Electric Company in the future.

BOARD OF DIRECTORS RETIREMENT POLICY

    It is the policy of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company that a person may not be designated as a candidate for election or re-election as a director after he or she has reached the age of 70.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the number of shares of PG&E Corporation common stock beneficially owned (as defined in the rules of the Securities and Exchange Commission) as of January 31, 1999, by the respective directors of PG&E Corporation and Pacific Gas and Electric Company, the nominees for director, the current and former executive officers of PG&E Corporation and Pacific Gas and Electric Company named in the Summary Compensation Table on page 36, and all directors and executive officers of PG&E Corporation and Pacific Gas and Electric Company as a group. The number of shares shown for each such person, and for the directors, nominees for director, and executive officers as a group, constituted less than 1 percent of the outstanding shares of PG&E Corporation common stock. As of January 31, 1999, no director, nominee for director, or executive officer owned shares of any class of Pacific Gas and Electric Company securities. The table also sets forth common stock equivalents credited to the accounts of directors and executive officers under PG&E Corporation deferred compensation and equity plans.

                                                                 (A)                   (B)                (C)
                                                             BENEFICIAL           COMMON STOCK
NAME                                                    STOCK OWNERSHIP(1)(2)      EQUIVALENTS           TOTAL
Richard A. Clarke(3)                                            129,359                 3,995            133,354
Harry M. Conger(3)                                                7,158                 1,327              8,485
David A. Coulter(3)                                               2,838                 3,788              6,626
C. Lee Cox(3)                                                     6,307                 1,354              7,661
William S. Davila(3)                                              9,649                 7,561             17,210
Robert D. Glynn, Jr.(3)                                         112,704                49,123            161,827
David M. Lawrence, MD(3)                                          6,513                 2,075              8,588
Richard B. Madden(3)                                              4,476                14,263             18,739
Mary S. Metz(3)                                                   5,218                   170              5,388
Rebecca Q. Morgan(3)                                              6,870                 3,405             10,275
Carl E. Reichardt(3)                                              3,476                11,314             14,790
John C. Sawhill(3)                                               26,568                 6,406             32,974
Gordon R. Smith(4)                                               59,234                 3,418             62,652
Barry Lawson Williams(3)                                          2,998                 4,175              7,173
Scott W. Gebhardt(5)                                             73,001                     0             73,001
Michael E. Rescoe(5)                                              3,700                 1,794              5,494
Bruce R. Worthington(5)                                          55,249                 5,660             60,909
Joseph P. Kearney(6)                                            359,900                     0            359,900
Gregory M. Rueger(7)                                             41,558                     0             41,558
James K. Randolph(7)                                             28,500                   125             28,625
E. James Macias(7)                                               20,148                   702             20,850
Roger J. Peters(7)                                               19,201                     0             19,201

All PG&E Corporation directors and
executive officers as a group (22 persons)                      580,524               141,191            721,715

All Pacific Gas and Electric Company directors and
executive officers as a group (20 persons)                      504,580               113,396            617,976

(1) Includes any shares held in the name of the spouse, minor children, or other relatives sharing the home of the director or executive officer and, in the case of executive officers, includes shares of PG&E Corporation common stock held in the defined contribution retirement plans maintained by PG&E Corporation, Pacific Gas and Electric Company, and their subsidiaries. Except as otherwise indicated below, the directors, nominees for director, and executive officers have sole voting and investment power over the shares shown. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.

    Also includes the following shares of PG&E Corporation common stock in which the beneficial owners share voting and investment power: Mr. Coulter 1,715 shares, Mr. Cox 4,927 shares, Mr. Davila 200 shares, Mr. Madden 4,476 shares, Dr. Metz 2,991 shares, Mr. Smith 3,884 shares, Mr. Peters 2,639 shares, all PG&E Corporation directors and executive officers as a group 18,194 shares, and all Pacific Gas and Electric Company directors and executive officers as a group 20,834 shares.

(2) Includes shares of PG&E Corporation common stock which the directors and executive officers have the right to acquire within 60 days of January 31, 1999, through the exercise of vested stock options granted under the PG&E Corporation Stock Option Plan, as follows: Mr. Clarke 125,000 shares, Mr. Glynn 95,500 shares, Mr. Smith 51,835 shares, Mr. Gebhardt 49,501 shares, Mr. Worthington 40,835 shares, Mr. Kearney (deceased) 359,900 shares, Mr. Rueger 36,501 shares, Mr. Randolph 28,500 shares, Mr. Macias 18,501 shares, Mr. Peters 14,500 shares, all PG&E Corporation directors and executive officers as a group 410,673 shares, and all Pacific Gas and Electric Company directors and executive officers as a group 377,837 shares. The directors and executive officers have neither voting power nor investment power with respect to shares shown unless and until such shares are purchased through the exercise of the options, pursuant to the terms of the Stock Option Plan.

(3) Mr. Clarke, Mr. Conger, Mr. Coulter, Mr. Cox, Mr. Davila, Mr. Glynn, Dr. Lawrence, Mr. Madden, Dr. Metz, Mrs. Morgan, Mr. Reichardt, Dr. Sawhill, and Mr. Williams are directors of both PG&E Corporation and Pacific Gas and Electric Company.

(4) Mr. Smith is a director and an executive officer of Pacific Gas and Electric Company, and also is an executive officer of PG&E Corporation. He is named in the Summary Compensation Table on page 36.

(5) Mr. Gebhardt, Mr. Rescoe, and Mr. Worthington are executive officers of PG&E Corporation named in the Summary Compensation Table on page 36.

(6) Mr. Kearney was an executive officer of PG&E Corporation until his death on October 3, 1998, and is named in the Summary Compensation Table on page 36. The information set forth in the table for Mr. Kearney includes shares of PG&E Corporation common stock and common stock equivalents beneficially owned by Mr. Kearney's estate.

(7) Mr. Rueger, Mr. Randolph, Mr. Macias, and Mr. Peters are executive officers of Pacific Gas and Electric Company named in the Summary Compensation Table on page 36.

--------------------------------------------------------------------------------
                                  Item No. 2:
         Ratification of Appointment of Independent Public Accountants

    On the recommendation of the Audit Committee of PG&E Corporation, the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company have selected Deloitte & Touche as the independent public accountants to examine the financial statements of PG&E Corporation, Pacific Gas and Electric Company, and their respective subsidiaries for the year 1999. Deloitte & Touche is a major national accounting firm with substantial expertise in the energy and utility businesses. The firm of Arthur Andersen LLP was employed as independent public accountants from 1981 until the selection of Deloitte & Touche. During that period, good relations were maintained and there were no disagreements on accounting principles or practices, financial statement disclosure, or audit scope or procedures.

    One or more representatives of Deloitte & Touche and of Arthur Andersen LLP will be present at the annual meetings, and will have the opportunity to respond to appropriate questions.

    The affirmative vote of a majority of the shares represented and voting on the proposal is required to ratify the appointment of the independent public accountants and the affirmative votes must constitute a majority of the required quorum. Abstentions will have the same effect as a vote against the proposal. Unless indicated to the contrary, properly executed proxies received by PG&E Corporation or Pacific Gas and Electric Company prior to or at the annual meetings will be voted for this proposal.

    This appointment is not required to be submitted to a vote of the shareholders. If the shareholders should not ratify the appointment, the PG&E Corporation Audit Committee will investigate the reasons for rejection by the shareholders and each Board of Directors will reconsider the appointment.

THE BOARDS OF DIRECTORS OF PG&E CORPORATION AND PACIFIC GAS AND ELECTRIC COMPANY
   RECOMMEND A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE &
                                    TOUCHE.

--------------------------------------------------------------------------------

IF YOU DO NOT HOLD ANY SHARES OF PG&E CORPORATION COMMON STOCK, YOU ARE NOT ENTITLED TO VOTE ON THE FOLLOWING MANAGEMENT PROPOSAL.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Item No. 3:
                              Management Proposal

              TO BE VOTED ON BY PG&E CORPORATION SHAREHOLDERS ONLY

    The following proposal has been submitted by PG&E Corporation's management for action at the Corporation's annual meeting. To be approved, this proposal must receive the affirmative vote of a majority of the PG&E Corporation shares represented and voting on the proposal and the affirmative votes must constitute at least a majority of the required quorum. Abstentions will be counted in the number of shares represented and voting, and will have the same effect as a vote against the proposal. Broker non-votes with respect to the proposal, if any, will be counted for purposes of determining the presence or absence of a quorum, but will not be counted in the number of shares represented and voting on the proposal. Properly executed proxies received by PG&E Corporation prior to or at the annual meeting will be voted "FOR" for the proposal, unless PG&E Corporation shareholders specify otherwise in their proxies.

ITEM NO. 3: MANAGEMENT PROPOSAL REGARDING INCREASE IN SHARES AVAILABLE TO BE ISSUED UNDER THE LONG-TERM INCENTIVE PROGRAM

    The PG&E Corporation Board of Directors has unanimously approved, and recommends to the shareholders for approval, an increase in the number of shares of PG&E Corporation common stock available to be issued under the PG&E Corporation Long-Term Incentive Program (the "LTIP"). There are currently 23,389,230 shares of PG&E Corporation common stock reserved for issuance under the LTIP. As of February 22, 1999, approximately 1.2 million shares of the Corporation's common stock already had been issued pursuant to stock options granted under the LTIP and approximately 17.8 million shares were subject to outstanding awards under the LTIP, leaving approximately 4.4 million shares available to be issued pursuant to future awards under the LTIP. If the shareholders approve the proposed increase, an additional 11 million shares would be reserved for use under the LTIP, bringing the maximum number of shares available to be issued under the Plan to 34,389,230.

PURPOSE

    The LTIP is designed to advance the interests of the Corporation and its shareholders by providing officers, key management employees, and other eligible participants with financial incentives tied directly to the Corporation's long-term business objectives. The LTIP encompasses and supplements three plans: the Stock Option Plan, the Performance Unit Plan, and the Non-Employee Director Stock Incentive Plan, each of which is described below. In addition, other types of incentive awards may be granted to eligible participants in accordance with such terms as may be adopted by the Committee.

    The Nominating and Compensation Committee (the "Committee") of the PG&E Corporation Board of Directors, a committee composed entirely of outside directors, recommended that the Board of Directors approve the proposed increase in the number of shares available to be issued under the LTIP.

TYPES OF INCENTIVE AWARDS

    The LTIP contains a number of optional forms of incentive awards which may be used at the sole discretion of the Committee. Incentive awards under the LTIP may take the form of stock options, stock appreciation rights ("SARs"), dividend equivalents, performance units, restricted stock, common stock equivalents, or other stock-based awards. The stock options may be incentive stock options ("ISOs") intended to qualify for special tax treatment or non-qualified stock options ("NQSOs").

    At the present time, PG&E Corporation uses the LTIP to grant stock options and other stock-based awards to eligible employees, to award performance units to eligible employees, and to grant options, restricted stock, and common stock equivalents to eligible non-employee directors pursuant to the formula provisions of the Non-Employee Director Stock Incentive Plan component of the LTIP.

    The type of incentive award to be granted, as well as the terms and conditions of the award, is determined by the Committee at the time of grant, except that, as described below, non-employee directors are not eligible to receive any form of incentive award under the LTIP other than pursuant to the formula provisions of the Non-Employee Director Stock Incentive Plan. (See "Non-Employee Director Stock Incentive Plan" below.)

ELIGIBILITY

    All officers of PG&E Corporation are eligible to participate in the LTIP. Also eligible to participate, if so identified by the Committee (or by the Chief Executive Officer of PG&E Corporation, to the extent authorized by the LTIP), are officers of wholly owned subsidiaries of PG&E Corporation, other key management employees of PG&E Corporation or any wholly owned subsidiary of the Corporation, other employees or consultants of PG&E Corporation or any subsidiary or affiliate of the Corporation, and other persons whose participation in the LTIP is deemed by the Committee to be in the best interests of the Corporation. As of December 31, 1998, there were 16 current or former officers of PG&E Corporation, 115 current or former officers of PG&E Corporation subsidiaries, 695 current or former key management employees of PG&E Corporation and its subsidiaries, and no other persons participating in the LTIP.

    Non-employee directors of PG&E Corporation are eligible to receive grants of incentive awards in accordance with, and subject to, the terms and conditions of the Non-Employee Director Stock Incentive Plan component of the LTIP. Non-employee directors are not eligible to receive any other incentive award under the LTIP. There currently are 12 non-employee directors of PG&E Corporation, all of whom are eligible to receive incentive awards under the formula provisions of the Non-Employee Director Stock Incentive Plan.

ADMINISTRATION OF THE LTIP

    Except with respect to incentive awards granted to non-employee directors, the Committee determines the eligible participants who will be granted incentive awards, determines the amount and type of award, determines the terms and conditions of awards, construes and interprets the LTIP, and makes all other determinations with respect to the LTIP, to the extent permitted by applicable law and subject to certain restrictions specified in the LTIP. The Chief Executive Officer of PG&E Corporation has authority to grant incentive awards in conformance with the guidelines approved by the Committee to eligible participants who are neither officers nor directors of the Corporation.

EFFECTIVE DATE AND DURATION OF THE LTIP

    The LTIP became effective as of January 1, 1992, and will terminate on December 31, 2005, unless terminated sooner according to the terms of the LTIP.

SHARES SUBJECT TO THE LTIP

    If the shareholders approve the proposed increase in shares, the LTIP would permit a maximum of 34,389,230 shares of PG&E Corporation common stock for use under the LTIP. Shares of PG&E Corporation common stock covered by previously granted incentive awards may be reused or added back to the LTIP under certain circumstances set forth in the LTIP and to the extent permitted by applicable law.

STOCK OPTION PLAN

    The Committee may grant ISOs, NQSOs, tandem SARs, and tandem dividend equivalents to eligible participants (see "Eligibility" above), subject to the terms and conditions of the Stock Option Plan adopted by the Committee.

    STOCK OPTIONS. Stock options allow the optionee to buy a certain number of shares of PG&E Corporation common stock at an exercise price equal to the market price at the time the option is granted. The option may not be exercised until the right to do so has vested under a schedule approved by the Committee. Although vesting schedules may vary, the vesting schedule currently used by the Committee generally provides that one-third of the options may be exercised on or after the second anniversary of the date of grant, two-thirds on or after the third anniversary, and 100 percent on or after the fourth anniversary. Options which are granted in lieu of bonus generally are vested immediately, although the options may not be exercised for at least one year after the date of grant.

    TANDEM SARS. At the discretion of the Committee, options may be granted with or without tandem SARs which permit an optionee to surrender an option or a portion thereof in exchange for a cash payment equal to the difference between the current market value of PG&E Corporation common stock and the exercise price. A tandem SAR is subject to the same terms and conditions as the related option, except that it may be exercised only when the market value exceeds the exercise price. Certain restrictions also exist with respect to the payment of the dividend equivalent account to the optionee (see "Tandem Dividend Equivalents" below). In addition, SARs held by executive officers of PG&E Corporation and other participants who are subject to Section 16 of the Securities Exchange Act of 1934 may be exercised only during certain quarterly window periods. No SARs have been granted since 1991.

    TANDEM DIVIDEND EQUIVALENTS. Options may be granted with or without tandem dividend equivalents. When an option is granted with tandem dividend equivalents, a dividend equivalent account is established for the optionee. On each dividend record date for PG&E Corporation common stock, the optionee's account is credited with an amount equal to the dividend on PG&E Corporation common stock subject to the unexercised portion of the option. Funds in the account are accessible only when (1) the option or related tandem SAR is exercised, and (2) if an SAR is exercised, the market value of PG&E Corporation common stock has increased by an average of at least 5 percent per year for the first five years after the grant or, in the case of options held for longer than five years, such market value has increased by at least 25 percent. In June 1997, the Committee determined to discontinue granting tandem dividend equivalents with options and no option grants with dividend equivalents have been made since that time.

    PAYMENT FOR SHARES UPON EXERCISE OF STOCK OPTIONS. At the time an option is exercised, shares of PG&E Corporation common stock may be purchased using (1) cash (including any dividend equivalent account funds), (2) shares of PG&E Corporation common stock owned by the optionee for at least one year, (3) a "cashless exercise" procedure (whereby a broker sells the shares or holds them as collateral for a margin loan, and delivers the option sale or loan proceeds to the optionee), or (4) any combination of the foregoing or any other method of payment which the Committee may allow. The Corporation will not make loans to optionees for the purpose of exercising options.

    TERM OF OPTIONS AND TANDEM SARS. Although the Committee has the discretion to vary the term of an option and any related tandem SAR, in general, the term of each ISO and related tandem SAR is 10 years and the term of each NQSO and related tandem SAR is 10 years and one day, subject to earlier termination, as described below.

    TERMINATION OF EMPLOYMENT OR RELATIONSHIP WITH THE CORPORATION. Upon termination of the optionee's employment or relationship with the Corporation without cause, (1) any unexercised options shall be canceled and terminated immediately, except that any unexercised options which are vested may be exercised during the balance of their term or within 30 days of termination, whichever is shorter, and (2) the optionee's dividend equivalent account (if any) shall not be credited with any dividends paid after the date of termination. However, if an optionee is covered by the PG&E Corporation Officer Severance Policy, unvested options will continue to vest after termination of employment for a certain time period and all vested options will be exercisable for a certain time period after termination of employment. If an optionee is terminated for cause, any unexercised options will be terminated immediately. If an optionee's employment is terminated by reason of retirement, death, disability, or divestiture or change in control of a subsidiary of PG&E Corporation, or if an optionee's employment is terminated without cause within one year after a change in control of PG&E Corporation, (1) special rules allow the optionee to exercise all vested and unvested options within certain time periods after termination, and (2) the optionee's dividend equivalent account (if any) shall continue to be credited with dividends on unexercised options as long as those options remain exercisable. For more information, see "Termination of Employment and Change in Control Provisions" on page 41.

    LIMITATION ON OPTIONS AND SARS AWARDED TO ANY OPTIONEE. The LTIP provides that, during any calendar year, an eligible participant may be granted options and SARs representing no more than 2 percent of the total number of shares reserved for use under the LTIP.

PERFORMANCE UNIT PLAN

    The Committee may grant performance units to certain officers of PG&E Corporation and such other employees of PG&E Corporation, other companies, affiliates, subsidiaries, or associations as may be designated by the Committee, subject to the terms and conditions of the Performance Unit Plan adopted by the Committee. The number of units granted to a recipient is determined by the Committee based upon recommendations made by the Chief Executive Officer of PG&E Corporation. The number of units granted is based on the Corporation's financial success, its future business plans, relevant compensation, general economic conditions, and other appropriate factors.

    VESTING. The performance units vest one-third in each of the three years following the year of grant. At the time of the annual grant of units, the Committee establishes performance targets to be met within the vesting period as a condition of earning the units. Performance targets may be based entirely on corporate goals, entirely on business unit goals, or partially on corporate goals and partially on business unit goals. Performance targets may be adjusted during the vesting period, at the Committee's sole discretion, to reflect extraordinary events beyond management's control.

    For example, the Committee has approved the following performance target for the 1999 performance unit grants: to achieve a three-year annual total shareholder return that equals at least the median three-year annual total shareholder return of the 50 largest energy utilities nationwide. To the extent that this performance target is met, the recipient would receive 100 percent of the vested units; performance below the target results in a reduction or elimination entirely of the number of units paid to the recipient; and performance above the target can result in an increase up to 200 percent. The value of a unit at payment is equal to the average market price of PG&E Corporation common stock for the 30 calendar day period prior to the end of the year in which the unit qualifies for payment.

    DIVIDEND EQUIVALENTS. Each time a cash dividend is declared on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of outstanding but unearned units held by the recipient of a performance unit will be accrued on behalf of the recipient. As soon as practicable following the end of each year, recipients will receive a cash payment of the dividends accrued for the year, modified by performance for that year as measured against the applicable performance target.

    TERMINATION OF EMPLOYMENT OR RELATIONSHIP WITH THE CORPORATION. If the employment of a recipient of performance units is terminated by the Corporation without cause, unvested awards will be forfeited. However, if the recipient is covered by the PG&E Corporation Officer Severance Policy, awards under the Performance Unit Plan will continue to vest and be payable during a certain period of time after termination of employment. Any unvested awards remaining at the end of such period will be forfeited. If a recipient's employment is terminated by reason of retirement, death, or disability, awards will continue to be payable, subject to modification based upon performance in the year during which employment terminated. For more information, see "Termination of Employment and Change in Control Provisions" on page 41.

NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

    On the first business day of each calendar year during the term of the LTIP, each PG&E Corporation director who is not an employee of the Corporation automatically receives incentive awards with an aggregate fair market value (as determined in accordance with the Plan) of $30,000. The incentive awards are composed of restricted stock having an aggregate fair market value as of the first business day of each calendar year of $10,000, and a combination of stock options and common stock equivalents having an aggregate value (as is determined in accordance with the Plan) of $20,000 as of the first business day of the calendar year.

    RESTRICTED STOCK. Shares of restricted stock may be forfeited to PG&E Corporation to the extent that they are not vested. Such shares generally will vest at the rate of 20 percent on each anniversary of the grant date. Non-employee directors will have all of the rights of a PG&E Corporation shareholder with respect to all outstanding shares of restricted stock, including the right to vote and receive dividends, whether or not such shares are vested. Upon termination of service as a PG&E Corporation director, any unvested shares of restricted stock will be forfeited. In the event of a termination by reason of mandatory retirement at the age specified in the PG&E Corporation Board of Directors retirement policy, by reason of death or disability, or by reason of a change in control, all shares of restricted stock will become fully vested.

    STOCK OPTIONS. The number of stock options to purchase shares of PG&E Corporation common stock is determined by dividing the equity value increment (subject to an aggregate $20,000 limit) by the per-option value on the first business day of the year. (The per-option value is based on the Black-Scholes stock option valuation method, discounting the resulting value by 20 percent.) Stock options awarded under the Plan to non-employee directors become exercisable as to one-third of the options on or after the second anniversary of the date of grant, as to two-thirds of the options on or after the third anniversary, and as to 100 percent on or after the fourth anniversary. The option exercise price is equal to the fair market value of PG&E Corporation common stock on the date of grant. Dividend equivalents are not granted in connection with the options. The term of each option is 10 years and one day from the date of grant. Upon termination of a director's service on the Board by reason of death, disability, mandatory retirement at age 70, or retirement after five years of continuous service on the Board, all options will become fully exercisable. Options will be exercisable for the longer of the remainder of the option term or five years in the case of termination by reason of mandatory retirement, or one year in the case of termination by reason of death or disability. If termination is for any other reason, unvested options shall terminate and vested options shall remain exercisable for three months after termination or the remainder of the option term, whichever is shorter.

    COMMON STOCK EQUIVALENTS. Each common stock equivalent unit awarded under the Plan to non-employee directors is equal to one share of PG&E Corporation common stock. The number of common stock equivalents is determined by dividing the equity value increment (subject to the aggregate $20,000 limit) by the closing price of PG&E Corporation common stock on the first business day of the year. On each dividend payment date, additional common stock equivalents are credited to a director's account determined by dividing the aggregate amount of the dividends (the dividend multiplied by the number of common stock equivalent units on the dividend record date) by the closing price of PG&E Corporation common stock on the dividend payment date. Common stock equivalents are distributed to the director in the form of an equal number of shares of PG&E Corporation common stock upon the director's retirement from the Board after five years of continuous service or upon a director's mandatory retirement at age 70. Common stock equivalents also become payable immediately in the event of the director's death or disability. If a director's service on the Board terminates for any other reason, all common stock equivalents are forfeited on the date of termination.

OTHER INCENTIVE AWARDS

    The Committee also may grant other types of incentive awards, including stand-alone SARs or stand-alone dividend equivalents (SARs or dividend equivalents granted without options), stock grants, and limited SARs (SARs which are exercisable only in the event of a change in control). In October 1997, the Committee approved the Executive Stock Ownership Program under which certain officers are subject to stock ownership guidelines and, if they meet or exceed those guidelines, are entitled to receive a type of incentive award under the LTIP called a Special Incentive Stock Ownership Premium ("SISOP") to the extent the eligible officers reach certain designated stock ownership target levels. (For a further discussion of the Executive Stock Ownership Program, see "Nominating and Compensation Committee Report on Compensation" on pages 29-33.) SISOPs are credited to the officer's account under the PG&E Corporation Deferred Compensation Plan. SISOPs, once vested in accordance with the Executive Stock Ownership Program, will be distributed to the officer in accordance with the Deferred Compensation Plan in the form of an equal number of shares of PG&E Corporation common stock. When SISOPs are awarded, the shares of PG&E Corporation common stock subject to distribution upon settlement of the SISOPs are deducted from the pool of shares reserved for issuance under the LTIP. If SISOPs are forfeited, the shares previously subject to the SISOPs will become available again under the LTIP.

TAX WITHHOLDING

    To the extent that a recipient of an incentive award incurs any tax liability in connection with the exercise or receipt of an incentive award, the recipient's withholding obligation may be satisfied through payroll deductions or a direct cash payment to PG&E Corporation. In addition, the Committee may allow the recipient to satisfy all or part of such withholding obligation by allowing PG&E Corporation to withhold a portion of the shares to be issued to the recipient.

REPLACEMENT OF GRANTS

    The Committee may allow a recipient of an incentive award to surrender or exchange an unexercised option or award for another award of the same or a different type, as long as the exercise price or purchase price of the new option or award is not lower than the exercise price or purchase price of the original option or award.

DEFERRAL OF PAYMENTS

    The Committee may allow the deferral of any cash payments which may become due under the LTIP.

ADJUSTMENT UPON CHANGES IN NUMBER OR VALUE OF SHARES OF COMMON STOCK

    In order to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations, mergers, consolidations, or other events that materially increase or decrease the number or value of shares of PG&E Corporation common stock, the Committee may make such adjustments as it deems appropriate.

NON-TRANSFERABILITY OF INCENTIVE AWARDS

    Incentive awards shall not be transferable otherwise than by will or by the laws of descent and distribution, and generally may be exercised during the lifetime of the recipient only by the recipient.

CHANGE IN CONTROL

    Upon the occurrence of a change in control (as defined in the LTIP), (1) any time periods relating to the exercise or realization of any incentive award will be accelerated so that such award may be exercised or realized in full immediately upon the change in control, (2) all shares of restricted stock will immediately cease to be forfeitable, and (3) all conditions relating to the realization of any stock-based award will immediately terminate. For more information, see "Termination of Employment and Change in Control Provisions" on page 41.

AMENDMENT AND TERMINATION OF THE LTIP AND INCENTIVE AWARDS

    The PG&E Corporation Board of Directors or the Committee may at any time suspend, terminate, modify, or amend the LTIP in any respect. However, shareholder approval of amendments shall be obtained in the manner and to the degree required by applicable laws or regulations. The Committee also may amend or modify the terms and conditions of any incentive award, or may cancel or annul any grant of an award. No suspension, termination, modification, or amendment of the LTIP, and no amendment, modification, cancellation, or annulment of any incentive award, may adversely affect a recipient's rights under the LTIP or such incentive award without the recipient's consent. The Committee may not reduce the exercise price or purchase price of any outstanding option or incentive award below the original exercise price or purchase price.

FUNDING

    Inasmuch as the LTIP is designed to encourage financial performance and to improve the value of shareholders' investment in PG&E Corporation, the costs of the LTIP will be funded from corporate earnings.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief description of the federal income tax consequences of stock options, tandem SARs, tandem dividend equivalents, performance units, common stock equivalents, and restricted stock granted under the LTIP under present tax laws.

    NON-QUALIFIED STOCK OPTIONS. There will be no federal income tax consequences to either the optionee or PG&E Corporation upon the grant of a NQSO. Upon the exercise of a NQSO, the optionee generally will have taxable ordinary income equal to the difference between the current market value of the shares and the option exercise price, and the Corporation will be entitled to a federal income tax deduction of that amount.

    INCENTIVE STOCK OPTIONS. There will be no federal income tax consequences to either the optionee or PG&E Corporation upon the grant or exercise of an ISO. However, unless the holding period requirements discussed below are violated, upon exercise of an ISO, an optionee will be deemed to have a tax preference item (equal to the difference between the current market value of the shares on the date of exercise and the option exercise price) that may result in alternative minimum tax liability. If an optionee exercises an ISO and does not dispose of the shares within two years from the date of grant or within one year from the date the shares are transferred to the optionee, any gain realized upon disposition will be taxable to the employee as long-term capital gain, and the Corporation will not be entitled to any deduction. If an optionee violates the holding period requirements, the optionee will realize ordinary income in the year of disposition, and the Corporation will be entitled to a corresponding deduction in an amount equal to the excess of (1) the lesser of (a) the amount realized on the sale or exchange or (b) the fair market value of the shares on the date of exercise, over (2) the option exercise price.

    An ISO which is exercised more than three months after the optionee terminates employment with the Corporation will be treated as a NQSO for federal income tax purposes.

    TANDEM STOCK APPRECIATION RIGHTS. There will be no federal income tax consequences to either the optionee or PG&E Corporation upon the grant of a tandem SAR or during the period that the unexercised right remains outstanding. Upon the exercise of a tandem SAR, the amount received will be taxable to the optionee as ordinary income, and the Corporation will be entitled to a corresponding deduction.

    TANDEM DIVIDEND EQUIVALENTS. There will be no federal income tax consequences to either the optionee or PG&E Corporation upon the establishment of a dividend equivalent account or during the period that funds accrue in the account. Amounts paid from the account will be taxable to the optionee as ordinary income, and the Corporation will be entitled to a corresponding deduction.

    PERFORMANCE UNITS. There will be no federal income tax consequences to either the recipient or PG&E Corporation upon the grant of performance units. Dividend equivalents paid on performance units will be taxable to the recipient as ordinary income, and the Corporation will be entitled to a corresponding deduction. Upon the payment of performance units, the amount received will be taxable to the recipient as ordinary income, and the Corporation will be entitled to a corresponding deduction.

    COMMON STOCK EQUIVALENTS. There will be no federal income tax consequences to either the recipient or PG&E Corporation upon the grant of common stock equivalents. The recipient will not recognize any income when additional common stock equivalents are credited to the recipient's account upon conversion of dividend equivalents. Upon distribution of common stock equivalents to the recipient, the recipient will recognize ordinary income equal to the value of the cash or securities distributed, and the Corporation will be entitled to a corresponding deduction.

    RESTRICTED STOCK. Upon the grant of restricted stock subject to a vesting schedule, the recipient will be deemed to receive taxable ordinary income equal to the fair market value of the shares at the time they vest. Upon the sale or disposition of the shares, the recipient will realize capital gain or loss in an amount equal to the difference between the fair market value of the shares on each vesting date and the sale or disposition price.

    Section 83(b) of the Internal Revenue Code permits a recipient to elect, within 30 days after the grant of any shares of restricted stock subject to a vesting schedule, to be taxed at the time of grant at ordinary income rates on the fair market value of all shares received, based on the fair market value of the shares on the date of grant. If the recipient makes a Section 83(b) election, any later appreciation in the value of the shares will be taxable as capital gain instead of ordinary income when they are sold or transferred.

    At the time a recipient elects to be taxed on the grant of restricted stock, the Corporation will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the recipient.

BENEFITS UNDER THE LTIP

    Subject to certain limitations, the Committee has full discretion to determine the number, type, and value of incentive awards to be granted to eligible participants under the LTIP. Thus, the benefits and amounts that will be received by or allocated to the officers, directors, and employees of PG&E Corporation are not determinable. Information regarding incentive awards granted to the named executive officers during the past year is presented in "Option/SAR Grants in 1998" on page 38 and "Long-Term Incentive Plan--Awards in 1998" on page 40. The amount of incentive awards to be received by each non-employee director is determined under the formula provisions of the Non-Employee Director Stock Incentive Plan, as discussed above.

    The Board of Directors of PG&E Corporation unanimously recommends that shareholders vote FOR this proposal.

--------------------------------------------------------------------------------

IF YOU DO NOT HOLD ANY SHARES OF PG&E CORPORATION COMMON STOCK, YOU ARE NOT ENTITLED TO VOTE ON THE FOLLOWING FIVE SHAREHOLDER PROPOSALS.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 Item Nos. 4-8:
                             Shareholder Proposals

              TO BE VOTED ON BY PG&E CORPORATION SHAREHOLDERS ONLY

    The following proposals have been submitted by shareholders for action at the PG&E Corporation annual meeting. To be approved, each properly presented proposal must receive the affirmative vote of a majority of the PG&E Corporation shares represented and voting on the proposal and the affirmative votes must constitute at least a majority of the required quorum. Abstentions will be counted in the number of shares represented and voting, and will have the same effect as a vote against the proposal. Broker non-votes with respect to a particular proposal will be counted for purposes of determining the presence or absence of a quorum, but will not be counted in the number of shares represented and voting on the proposal. Properly executed proxies received by PG&E Corporation prior to or at the annual meeting will be voted "AGAINST" these proposals, unless PG&E Corporation shareholders specify otherwise in their proxies.

ITEM NO. 4: SHAREHOLDER PROPOSAL REGARDING INDEPENDENT DIRECTORS

    Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, on behalf of Ray T. Chevedden and Veronica G. Chevedden, Trustees of the Ray T. Chevedden and Veronica G. Chevedden Family Trust, holder of 3,000 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

    "APPOINT INDEPENDENT DIRECTORS TO ALL KEY BOARD COMMITTEES

               (Recommended requirement and shareholder proposal)

        RESOLVED: Appoint Independent Directors for all Key Board Committees to enhance management oversight. Key board committees include:

       - Compensation

       - Nomination &

       - Audit Committees

        These important oversight-committees require heightened independence, free of Directors with significant money and management ties to PG&E.

        The 1998 PG&E proxy statement listed the following Directors who had profited directly or indirectly from their financial and management ties to PG&E in 1997:

        1.   Dr. David Lawrence             CEO of Kaiser Health Plan
             - PG&E paid $23-Million to Kaiser - up 11% from $21 million in 1996.

        2.   David Coulter                  CEO of BankAmerica Corp. (until fired Oct. 1998)
             - PG&E paid $2.5 million to Bank of America (to manage $100s-of-millions of credit, banking and loan services) - up 300% from $.6 million in 1996.

        3.   Lee Cox                        Vice Chairman of AirTouch Communications
             - PG&E paid $1.5 Million to AirTouch - up 36% from $1.1 million in 1996.

        4.   Rebecca Morgan                 CEO of JVSV Network
             - PG&E paid $100,000 to JVSV.

        5.   Richard Clark
             - Former PG&E CEO - tends to protect entrenched policies.

        The $10s-of millions PG&E paid to the employers of PG&E Directors again in 1998 is highlighted in the "CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS" heading on page __.

        During its policy of paying $10s-of millions to the employers of PG&E directors, PG&E has substantially under-performed the S&P 500 and the Dow Jones Utilities Index in the most recent 5-year period. The graph on page 35 shows the PG&E under-performance. Additionally, the 39% dividend cut of 2-1/2 years ago has not been restored.

        A director whose employer has an annual contract of $23 million with PG&E helps determine the pay for the PG&E CEO. This is a clear conflict of interest and divided loyalty. It sends a message to PG&E's 20,000 employees that divided loyalty is good for the board and, by example, good for 20,000 employees.

        Additionally, the need for greater oversight is clear with the perils and opportunities from utility deregulation. PG&E said it will be severely handicapped under deregulation without a $28 billion customer utility tax.

        PG&E sent California shareholders a report that said California would need to raise income taxes by 38% and sales taxes by 45% (using certain assumptions) unless the $28 billion customer utility tax was upheld.

        Under the watered-down PG&E definition of independence, a compensation committee stacked with directors whose employers each have $23 million in annual contracts with PG&E, could "ensure independent oversight of management."

        Institutional Shareholder services (www.cda.com/iss), a leading proxy analysis firm for institutional shareholders, said a fundamental tenet of corporate governance is a board that is independent and therefore capable of objective oversight of top management.

        ISS supported this resolution in 1998 and also the resolutions to "Reinstate Simple Majority Vote" and for "Cumulative Voting." These resolutions are again presented for shareholder approval in this proxy statement as Items 5 and 7.

           APPOINT INDEPENDENT DIRECTORS TO ALL KEY BOARD COMMITTEES
                            VOTE YES ON ITEM NO. 4"

THE BOARD OF DIRECTORS OF PG&E CORPORATION RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

    PG&E Corporation agrees that having independent directors on the Audit Committee and the Nominating and Compensation Committee of the Board of Directors enhances the Board's performance and oversight of management. The corporate governance guidelines adopted by the Board require that the Audit Committee and the Nominating and Compensation Committee each be composed entirely of independent directors as defined in the guidelines. Independent directors are defined in the guidelines as directors who are neither (a) current nor former employees of, nor consultants to, PG&E Corporation or its subsidiaries, nor (b) current nor former officers or employees of any other corporation on whose board of directors any officer of PG&E Corporation serves as a member. All the members of the Audit and Nominating and Compensation Committees are independent as defined in the guidelines. Further, another requirement of the guidelines specifies that 75 percent of the Board be composed of directors who are neither current nor former employees of PG&E Corporation or any of its subsidiaries.

    The Board does not believe that business relationships of the type cited by the proponent compromise the independence of the director. None of the directors possesses a personal interest in the business transactions that would preclude the director's ability to exercise independent judgment or faithfully fulfill his or her fiduciary duties to PG&E Corporation's shareholders. The transactions cited by the proponent relate to ordinary business dealings between the named companies and PG&E Corporation, Pacific Gas and Electric Company (a subsidiary of PG&E Corporation), and their subsidiaries. Neither the Board, any Board committee, nor the director affiliated with the named business entity had any involvement in deciding whether to purchase goods or services from, or provide financial support to, the named business entity. Ordinary business transactions necessary to conduct the business of the Corporation and its subsidiaries are implemented by employees in the course of their employment, without direct Board involvement. For example, the dollar amount cited by the proponent that was paid by the Corporation and its subsidiaries to Kaiser Health Plan (the largest provider of healthcare services in California) represents premiums paid by employees with pre-tax earnings pursuant to the Corporation's tax-qualified flexible benefits plan. The Corporation's employees can choose among several healthcare providers; neither the Board, any Board committee, Dr. Lawrence, nor Kaiser Health Plan has any influence over which health services provider an employee chooses.

    The business relationships cited by the proponent are not required by Securities and Exchange Commission rules to be disclosed in PG&E Corporation's proxy statement, as these relationships do not meet the threshold for determining which relationships are significant enough to require proxy statement disclosure. Each of these business relationships represents less than 5 percent of the consolidated gross revenues of the Corporation and of each of the entities for the relevant fiscal year. During 1998, no director had any business relationships requiring disclosure in the "Certain Relationships and Related Transactions" section of this proxy statement.

    The PG&E Corporation Board of Directors believes that the composition of its Audit Committee and its Nominating and Compensation Committee (each consisting solely of independent directors) and the presence of a majority of independent directors on the Board pursuant to the Board's corporate governance policies ensure independent oversight of management.

    For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

ITEM NO. 5: SHAREHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTING

    Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, on behalf of Ersilia N. Davis, 1488 San Pasqual Street, Pasadena, California 91106, holder of 200 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

    "RESOLVED: REINSTATE SIMPLE MAJORITY VOTE ON ALL ISSUES SUBMITTED TO SHAREHOLDER VOTE.

    PG&E Corporation shareholders recommend the board reinstate simple majority vote to enhance shareholder value. Delete all PG&E governing document sections that require an overwhelming 75% shareholder vote. A 75%-vote is called a super-majority vote.

        SUPER-MAJORITY REQUIREMENTS OF ANY KIND ARE WIDELY OPPOSED.

        The bi-partisan National Conference of State Legislatures urged States to ban super-majority requirements. Major pension funds, including those holding PG&E stock, declare that super-majority provisions are not in the best interest of the shareholders.

        Also, require that any future super-majority proposal be put to shareholder vote--as a separate issue.

        The PG&E super-majority provision means that if a majority of the shareholders (but less than an overwhelming 75%) vote for change, management can override the majority.

        Proponents of simple majority votes said that super-majority vote requirements may stifle bidder interest in the company and therefore devaluate the stock. A competitive management does not need the power to override a shareholder majority.

        PG&E said in its 1998 proxy statement that it was concerned about giving "unfair weight" to votes cast by minority shareholders. Yet under the PG&E 75% supermajority requirement, each minority vote is worth 3 majority votes. Therefore, to be consistent with its 1998 proxy argument PG&E would restore simple majority vote to remove the current "unfair weight" for minority shareholders.

        This resolution received 42% of the for-and-against votes at the 1998 PG&E shareholder meeting--the highest PG&E shareholder resolution vote in 50 years. It would have achieved a higher vote had the PG&E election used more equitable election practices. PG&E election practices, although technically legal, give the company a significant advantage to present its negative message.

        THIS RESOLUTION TOPIC RECEIVED AN OUTSTANDING 57% APPROVAL at the 1998 AlliedSignal shareholder meeting. The AlliedSignal resolution was presented by Harold Mathis, Richmond, Texas.

        This resolution is submitted to improve corporate governance at PG&E. "A number of recent studies show that well-governed companies not only make more money than poorly governed, but investors are likely to give them a higher stock market value," said BUSINESS WEEK on September 15, 1997.

        Higher stock value is of key importance to PG&E shareholders:

          - PG&E stock has yet to match its 1993 price of $36.

          - Meanwhile the Dow Jones industrial average has almost tripled since 1993.

                               SAN FRANCISCO CHRONICLE   April 3, 1998

          - PG&E has substantially under-performed the S&P 500 and an industry peer group in the most recent 5-year period.

                               Investor Responsibility Research Center

          - PG&E earning drop $19 million.

          - Loss on sale of Australian natural gas assets cited.

                               LOS ANGELES TIMES         July 16, 1998

          - PG&E's 3rd-quarter profit falls 18%.

                               LOS ANGELES TIMES         Oct. 22, 1998

        Institutional Shareholder services (www.cda.com/iss) supported this resolution in 1998. ISS said supermajority votes serve to lock in provisions that are harmful to shareholders. ISS said that super-majority may entrench management by preventing action that may benefit shareholders.

        To increase shareholder value:

                         REINSTATE SIMPLE MAJORITY VOTE
                            VOTE YES FOR ITEM NO. 5"

THE BOARD OF DIRECTORS OF PG&E CORPORATION RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

    PG&E Corporation's Articles of Incorporation contain only one
"super-majority" vote requirement--the "fair price" provisions in Article Eighth of the Articles of Incorporation. The Board believes that "super-majority" voting in this limited application is a valuable tool for protecting shareholders' interests.

    The provision requiring a vote of 75 percent of the outstanding shares to approve a transaction applies only when a party controlling 5 percent or more of PG&E Corporation common stock proposes to enter into a transaction with PG&E Corporation which would result in a merger, sale of assets, or other significant transaction, without (a) paying the other shareholders a price which meets certain fair price criteria, or (b) obtaining approval of a majority of the directors of the Corporation who are not affiliated with the potential acquiror. These provisions are intended to help ensure that the remaining shareholders are treated fairly during these transactions and receive a fair price for their interests in the Corporation. If the potential acquiror is willing to pay the remaining shareholders a price which meets the fair price criteria, the super-majority vote provision will not apply. If the potential acquiror is not willing to pay the other shareholders a fair price, the super-majority vote provision will create a hurdle that will empower the Board to negotiate a fairer price for the remaining shareholders.

    The Board believes the super-majority vote provision in this limited situation can enable the Board to protect shareholder interests and negotiate the best price possible for shareholders in these significant types of transactions.

    For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

ITEM NO. 6: SHAREHOLDER PROPOSAL REGARDING CORPORATE DEMOCRACY

    Ms. Jane Q. Kennedy, 1109 Greenwich, San Francisco, California 94109, holder of 705 shares of PG&E Corporation common stock, has given notice of her intention to present the following proposal for action at the PG&E Corporation annual meeting:

        "WHEREAS it is the usual practice for annual stockholders' meeting announcements to include a statement to the effect that if no direction is made the proxy will be voted for the nominations made or positions held by management.

        This clouds the voting results as to votes for directors and auditors, does not accurately reflect the desires of voting stockholders and skews the results. In a political election it would be tantamount to counting votes of those who do not vote as being in favor of the incumbent.

        THEREFORE it is resolved that the shareholders recommend that the Board of Directors take the necessary action to cause proxy balloting on nominees and items contained in the notice of the annual

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    meeting to be tabulated for EACH NOMINEE AND PROPOSAL as in favor, opposed, abstain and returned unmarked. The DECISION SHALL BE DETERMINED BY THE NUMBER OF THOSE VOTED IN FAVOR AND OPPOSED.

        Unmarked ballots shall be considered only for the demonstration of a quorum.

        For each nominee and proposal, stockholders shall be advised of the official results in the normal course of communication with stockholders."

THE BOARD OF DIRECTORS OF PG&E CORPORATION RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

    The Board of Directors believes that PG&E Corporation's present voting procedures, which follow California state law, Securities and Exchange Commission rules, and customary practice among public corporations, permit the full exercise of voting rights for those shareholders who are unable or unwilling to attend the meeting in person. PG&E Corporation believes that its voting procedures are appropriate and essential for good corporate governance.

    When a shareholder returns a properly executed proxy but does not choose to mark the proxy to indicate a vote on the proposals to be considered at the meeting, the shareholder has given the proxyholders the authority to vote the shares in the manner indicated by PG&E Corporation in the proxy statement and proxy card. PG&E Corporation's proxy statement and proxy card clearly state that, if the shareholder gives a proxy to the proxyholders without marking voting instructions, the proxyholders will vote the shares in accordance with the recommendations of the Board of Directors. It is common practice among publicly held corporations that those shareholders who properly execute and return their unmarked proxy are voting in accordance with the recommendations of the board of directors. Additionally, federal proxy rules promulgated by the Securities and Exchange Commission explicitly recognize and authorize this practice.

    This shareholder proposal appears to assume that many shareholders who execute and return unmarked proxy cards do not intend to cast any vote--an assumption that PG&E Corporation believes is incorrect. If shareholders who submit executed but unmarked proxies do not intend that the proxyholders vote their shares, then there would be no point in returning a signed but unmarked proxy. By doing so, a shareholder would disenfranchise himself or herself, unless the shareholder attended the meeting and voted in person.

    The proxy statement and proxy card also state that properly executed and returned proxies grant discretionary voting authority to the proxyholders to vote on matters which may be presented unexpectedly at the meeting and on certain other matters. If the proponent's proposal were approved by the shareholders and implemented, this discretionary voting authority would be eliminated, thereby depriving those shareholders who intended to be fully represented by proxy at the meeting from having their shares voted with respect to such other matters.

    For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

ITEM NO. 7: SHAREHOLDER PROPOSAL REGARDING CUMULATIVE VOTING

    Mr. Simon Levine, Trustee of the Simon Levine Living Trust, 960 Shorepoint Court, No. 306, Alameda, California 94501, holder of 5,706 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

        "The shareholders of PG&E Corporation request the Board of Directors take the necessary steps to amend the company's governing instruments to adopt the following:

        REINSTATE CUMULATIVE VOTING FOR THE ELECTION OF PG&E DIRECTORS.

        Cumulative Voting is of the utmost importance in order to let the shareholders have a voice in the corporation. As recently as 1990, Cumulative Voting was required by PG&E's corporate By-laws. It allows shareholders to concentrate all of their vote (15 votes per PG&E share) on one director or to divide it among particular directors of their choosing.

        Our participation, as owners of the Corporation, is when we vote for Directors and proposals put forth by the Corporation or shareholders. Our voice has DIMINISHED since the Corporation has repurchased 1.5 billion dollars of the outstanding common stock. Traditionally stock held by the company's pension program, Board of Directors and top executives are voted with the Corporation. These shares enjoy a greater value since none of them have been repurchased, while we shareholders have lost supporters.

        Cumulative voting is essential in letting us, the shareholders, express ourselves as OWNERS.

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        When we are not in accord with those in whom we put our faith and trust and we want them to know it in no uncertain terms, Cumulative Voting HELPS emphasize our concern. When we can elect a director of our choosing or disavow certain proposed directors of the corporation's choosing, Cumulative Voting PROVIDES us with the necessary tools.

        Cumulative voting would contribute to a more diverse board of directors to encourage the election of at least one director to focus on the financial impact of questionable or unethical business practices at PG&E, such as the following:

    "PG&E Investigated on charges of Dumping PCB in Streams"

    State investigators are looking into allegations that PG&E illegally dumped toxic PCB chemicals into South Bay streams and then tried to cover up its activities. A former PG&E worker said that for 28 years he siphoned off PCB-ladened oil from natural gas lines into three Santa Clara County creeks under orders from his supervisors.

    SAN FRANCISCO CHRONICLE    AUGUST 4, 1998

    "Heat is On PG&E's Rate-Hike Request"

    With promised lower electricity prices barely five months old, PG&E is already lobbying state regulators for the biggest utility rate increase in more than 16 years. That amount would more than wipe out any gains consumers have made from the states recent experiment in free-market electricity.

    SAN FRANCISCO CHRONICLE    AUGUST 31, 1998

    "PG&E Risked Wildfires" "Millions to trim trees were allegedly diverted"

    PG&E recklessly pocketed $77.6 million that was supposed to be spent on trimming trees for fire prevention. PUC's consumer division recommends fines that could top $200 million.

    SAN FRANCISCO CHRONICLE    SEPTEMBER 4, 1998

    These are not isolated incidents, close to a dozen have been reported in the last three years.

    It is time for the shareholders to send a message to the Board, reminding them that they have to hold management--and themselves--to a higher standard!!

    Cumulative voting is the only way to protect OUR ownership rights!

    Don't let YOUR vote become worthless!

    VOTE "YES" TO REINSTATE CUMULATIVE VOTING FOR THE ELECTION OF DIRECTORS."

THE BOARD OF DIRECTORS OF PG&E CORPORATION RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

    PG&E Corporation believes that cumulative voting would erode shareholders' ability to elect directors who represent the interests of the shareholders as a whole.

    Under cumulative voting, the total number of votes that each shareholder may cast in an election for directors is determined by multiplying the number of directors to be elected by the number of votes to which the shareholder's shares are entitled. Each shareholder may "cumulate" his or her votes by giving them all to one candidate, or may distribute his or her votes among as many candidates as the shareholder sees fit. Thus, where 13 directors are to be elected, a shareholder or group of shareholders holding less than 8 percent of the shares voting at the meeting would be capable of electing a director. This is true even if the holders of the remaining 92 percent of the voting shares are opposed to the election of that candidate and cast their votes to elect 13 other directors.

    Cumulative voting would give a disproportionate and unfair weight to the votes cast by a minority shareholder or shareholders. The elimination of cumulative voting ensures that all directors are elected or removed only by a majority vote of shareholders voting in the election.

    For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

ITEM NO. 8: SHAREHOLDER PROPOSAL REGARDING COMPENSATION CONTINGENT UPON MERGER OR ACQUISITION

    Mr. Chris Rossi, P.O. Box 249, Boonville, California 95415, holder of 1,000 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

    "Resolved, That the stockholders recommend that the board of directors adopt the following policy: "No compensation shall be paid to any director, officer or employee of this corporation which is contingent upon the merger or acquisition of this corporation."

    In support of this proposal, Mr. Rossi has submitted the following statement:

    "Management in Corporate America is generally overpaid when there working for the company, let alone paying them to leave the company. I would be willing to drop my opposition to golden parachutes if the shareholders were provided similar protection."

THE BOARD OF DIRECTORS OF PG&E CORPORATION RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

    The Board of Directors believes that a strict prohibition on paying compensation that is contingent on a change in control of PG&E Corporation would interfere with the Board's ability to effectively manage the Corporation and discharge its responsibility to shareholders. The Board of Directors believes that, consistent with its duties to shareholders, the Board must retain the flexibility to consider and adopt appropriate mechanisms to deal with the uncertainty that a change in control situation creates.

    Currently, PG&E Corporation provides for limited protection in the event of a change in control, as discussed in the Executive Compensation section under "Termination of Employment and Change in Control Provisions."

    The Board believes that such change in control provisions help allow senior management to stay focused on aggressively maximizing shareholder value during change in control situations, and not be distracted by concerns about the perceived need to remain on good terms with management of the acquiring entity. Change in control provisions also protect the legitimate expectations of senior management regarding the value they have stored in seniority and continuity based programs (e.g., stock options, long-term executive awards, and supplemental retirement plans).

    In addition, change in control provisions in plans, policies, or individual agreements are often part of a total compensation package offered to senior executives in most public companies. In order for PG&E Corporation to maintain a competitive compensation package to attract and retain the best qualified personnel, the Board believes that it needs the flexibility to adopt these types of change in control arrangements in the future if the Board determines it is appropriate and in the best interests of shareholders to do so.

    For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

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--------------------------------------------------------------------------------
                             Executive Compensation

          NOMINATING AND COMPENSATION COMMITTEE REPORT ON COMPENSATION

    PG&E Corporation is an energy-based holding company headquartered in San Francisco, California. The Corporation's businesses provide energy services throughout North America. The Corporation's regulated utility, Pacific Gas and Electric Company, is one of the nation's largest investor-owned gas and electric utilities and serves 13 million people in Northern and Central California. The Corporation's unregulated businesses provide a wide range of energy products and services in North America: U.S. Generating Company develops, builds, operates, owns, and manages power generation facilities to supply wholesale and industrial customers; PG&E Gas Transmission operates approximately 9,000 miles of natural gas pipelines, natural gas storage facilities, and natural gas processing plants in the Pacific Northwest and Texas; PG&E Energy Trading purchases and resells energy commodities and related financial instruments in North America, serving PG&E Corporation's other unregulated businesses, unaffiliated utilities, and large end-use customers; and PG&E Energy Services provides customers nationwide with competitively priced natural gas and electricity, and services to manage and make more efficient their energy consumption.

    The Nominating and Compensation Committee of the PG&E Corporation Board of Directors (the "Committee") is responsible for overseeing and establishing executive compensation policies for PG&E Corporation and its subsidiaries, including Pacific Gas and Electric Company. The Committee also oversees the PG&E Corporation Long-Term Incentive Program and other employee benefit plans.

    This report relates to the compensation paid to executive officers of PG&E Corporation and Pacific Gas and Electric Company during the fiscal year ended December 31, 1998. Compensation for the Chief Executive Officers of PG&E Corporation and Pacific Gas and Electric Company is approved by their respective Boards of Directors based on the recommendation of the Committee, which is composed of independent non-employee directors. In establishing the 1998 compensation of the Chief Executive Officers of PG&E Corporation and Pacific Gas and Electric Company, the respective Boards approved the recommendations of the Committee without modification. Compensation for all other PG&E Corporation and subsidiary officers is approved by the Committee.

    The Committee established compensation programs for 1998 to meet four objectives:

    - To attract, retain, and motivate employees with the necessary mix of skills and experience for the development of PG&E Corporation's unregulated businesses, as well as the successful operation and expansion of its utility business.

    - To minimize short-term and long-term costs and reduce corporate exposure to longer-term financial risk.

    - To emphasize long-term incentives to further align shareholder and officers' interests and focus employees on enhancing total return for the Corporation's shareholders.

    - To achieve maximum value for PG&E Corporation's collective workforce by designing compensation programs that facilitate movement by employees among the Corporation and its subsidiaries.

    The Committee retains an independent consultant, Hewitt Associates, to help evaluate PG&E Corporation's compensation policies, to provide information about industry compensation practices and competitive pay levels, and to recommend compensation alternatives which are consistent with PG&E Corporation's compensation policies. Founded in 1940, Hewitt Associates is an international firm of consultants and actuaries specializing in the design and administration of employee compensation and benefit programs.

    To meet its objective of paying compensation that is competitive with similar companies, the Committee selected a group consisting of 26 major energy and general industry companies (the "comparator group"). These companies were selected by the Committee because they are comparable to PG&E Corporation in size and because their approach to compensation emphasizes long-term incentives. Twenty-three of the 26 energy and general industry companies in the comparator group are included in the Standard & Poor's 500 Stock Index.

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
    For 1998, the Committee established the following specific compensation targets for officers:

    - A significant component of every officer's compensation should be tied directly to PG&E Corporation's performance for shareholders.

    - Annual cash compensation (base salary and target annual incentive) and benefits should be equal to the average compensation paid to comparable officers of companies in the comparator group.

    - Long-term incentives should be equal to the average compensation paid to comparable officers of companies in the comparator group, but provide the opportunity to pay out at the 75th percentile and higher for superior corporate performance.

    Finally, in evaluating compensation program alternatives, the Committee considers the potential impact on PG&E Corporation of Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to the five highest paid executive officers of public corporations, excluding "performance-based compensation." Compensation programs will qualify as performance-based if (1) the performance targets are pre-established objective standards, (2) the programs have been approved by shareholders, and (3) there is no discretion to modify or alter payments after the performance targets have been established for the year.

    The Committee believes that compensation paid under two of PG&E Corporation's three performance-based plans is deductible under Section 162(m). A substantial portion of the compensation paid to the executive officers of PG&E Corporation and Pacific Gas and Electric Company is paid under these qualifying performance-based plans. Although short-term compensation paid under PG&E Corporation's third performance-based plan will not be excluded from the deduction limit under Section 162(m), payments under this plan are conditioned primarily on the achievement of pre-established corporate financial objectives.

    To the extent consistent with the Committee's overall policy of maintaining a competitive, performance-based compensation program, it is PG&E Corporation's intent to maintain the tax deductibility of the compensation which it pays. However, due to the restrictive nature of Section 162(m), technical compliance with its requirements can reduce or eliminate the value of using certain types of plans designed to provide incentives to increase shareholder value. As a result, although the Committee, in designing and maintaining a competitive incentive compensation program, will qualify as much of the compensation for deduction under Section 162(m) as is reasonably possible, such qualification is not a mandatory precondition to payments where technical compliance is inconsistent with the Committee's objective of incenting performance which results in increased shareholder value. It is anticipated that the amount of any tax deduction that may be forgone due to the impact of the Section 162(m) limit will be insignificant.

PRINCIPAL COMPONENTS OF COMPENSATION

BASE SALARY

PG&E CORPORATION BASE SALARY

    PG&E Corporation's executive salaries are reviewed annually by the Committee based on (1) the results achieved by each individual, (2) expected corporate financial performance, measured by combined earnings per share, dividends, and stock price performance, and (3) changes in the average salaries paid to comparable executives by companies in the comparator group.

    In setting the 1998 salary levels for PG&E Corporation's executive officers, the Committee's objective was that the overall average of the salaries paid to all officers as a group (including the Chief Executive Officer) should be approximately equal to the target competitive level.

    Robert D. Glynn, Jr., Chief Executive Officer of PG&E Corporation, received an annual base salary of $700,000 in 1998. The salary level for Mr. Glynn is
21.3 percent below the average salary of chief executive officers of the 26 companies in the comparator group. The overall average of the base salaries received by all PG&E Corporation officers (including Mr. Glynn) for 1998 was below the average salary paid to all officers of the comparator group.

PACIFIC GAS AND ELECTRIC COMPANY BASE SALARY

    Pacific Gas and Electric Company's executive salaries are reviewed annually by the Committee based on (1) the results achieved by each individual, (2) expected corporate financial performance, measured by combined earnings per share, dividends, and stock price performance, and (3) changes in the average salaries paid to comparable executives by companies in the comparator group.

    In setting the 1998 salary levels for Pacific Gas and Electric Company's executive officers, the Committee's objective was that the overall average of the salaries paid to all officers as a group (including the Chief Executive Officer) should be approximately equal to the target competitive level.

    Gordon R. Smith, Chief Executive Officer of Pacific Gas and Electric Company, received an annual base salary of $425,000 in 1998. Although the salary level for Mr. Smith is 15.2 percent above the average salary of chief executive officers of a major line of business within the 26 companies in the comparator group, his overall total compensation (base, short-term, and long-term) remains below the average for chief executive officers in the comparator group. The overall average of the base salaries received by all Pacific Gas and Electric Company officers (including Mr. Smith) for 1998 was below the average salary paid to all officers of the comparator group.

SHORT-TERM INCENTIVES

PG&E CORPORATION ANNUAL INCENTIVE

    The PG&E Corporation Short-Term Incentive Plan for 1998 was designed to provide annual incentives to all executive officers based largely on PG&E Corporation's success in meeting the 1998 corporate earnings per share objective. To determine whether the earnings per share objective is met, the Corporation's actual earnings per share is adjusted to eliminate the effect of extraordinary gains or losses, emphasizing the impact of ongoing results of operations.

    At the beginning of the year, target awards are set based on each executive's responsibilities and salary level. Final awards are determined by the Committee and may range from zero to twice the target, depending on the extent to which the earnings per share is achieved. The Committee has discretion to modify or eliminate awards.

    In 1998, PG&E Corporation achieved actual earnings per share of $1.88. For purposes of the Short-Term Incentive Plan, this number was adjusted to eliminate the effect of extraordinary events not normally considered a part of ongoing operations. Therefore, the majority of PG&E Corporation executive officers received Short-Term Incentive Plan awards equal to 177 percent of their target awards.

PACIFIC GAS AND ELECTRIC COMPANY ANNUAL INCENTIVE

    The Pacific Gas and Electric Company Short-Term Incentive Plan for 1998 was designed to provide annual incentives to all executive officers based on meeting financial, service, and other measures of the Company, as well as those of specific business units and departments.

    At the beginning of the year, target awards are set based on each executive's responsibilities and salary level. Final awards are determined by the Committee and may range from zero to twice the target, depending on the extent to which the stated objectives are achieved. The Committee has discretion to modify or eliminate awards.

    In 1998, Pacific Gas and Electric Company executives received Short-Term Incentive Plan awards ranging from 182 percent to 197 percent of their target awards.

STOCK OPTIONS IN LIEU OF SHORT-TERM INCENTIVE PLAN AWARDS

    In 1998, to further increase the officers' ability to align their individual economic interests with those of the Corporation and its shareholders, the Committee adopted a program whereby eligible officers could elect to convert up to 50 percent of the award they would otherwise be entitled to receive under their respective Short-Term Incentive Plan, and instead, receive stock options under the PG&E Corporation Stock Option Plan described below.

LONG-TERM INCENTIVES

    PG&E CORPORATION LONG-TERM INCENTIVE PROGRAM. The PG&E Corporation Long-Term Incentive Program permits various stock-based incentive awards to be granted to executive officers and other employees of the Corporation and its subsidiaries. The Stock Option Plan and the Performance Unit Plan (each of which is a component of the Long-Term Incentive Program) provide incentives based on PG&E Corporation's financial performance over time. At the annual meeting, shareholders will be asked to approve an increase in the number

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
of shares available to be issued under the Long-Term Incentive Program. (See "Item No. 3: Management Proposal Regarding Increase in Shares Available to Be Issued Under the Long-Term Incentive Program.")

    PG&E CORPORATION STOCK OPTION PLAN. The Stock Option Plan provides incentives based on PG&E Corporation's ability to sustain financial performance over a three- to 10-year period. Under the Plan, officers, managers, and other key employees of PG&E Corporation and its subsidiaries receive stock options based on their responsibilities and position. These options allow them to purchase a certain number of shares of PG&E Corporation common stock at the market price on the date of grant (typically the first business day of each year). Generally, optionees must hold the options for at least two full years and exercise them within 10 years. Options granted in lieu of Short-Term Incentive Plan awards, as discussed above, will be vested immediately although the options may not be exercised for at least one year after the date of grant. PG&E Corporation does not reprice or change the terms of options once they have been granted.

    At the Committee's discretion, stock options may be granted with tandem "stock appreciation rights" which have vesting periods and exercise guidelines that are similar to the options. These rights allow option-holders to surrender their options when they have vested and receive a cash payment equal to the difference between the exercise price and the current market price. No stock appreciation rights have been granted since 1991.

    Stock options also may be granted with or without tandem "dividend equivalents" which provide for credits to be made to a dividend equivalent account equal to the current common stock dividend multiplied by the recipient's unexercised options. For options granted with dividend equivalents, option-holders are entitled to receive the amounts accumulated in their dividend equivalent account only when, and to the extent that, the underlying options or stock appreciation rights are exercised. If a stock appreciation right is exercised, the option-holder receives the associated dividend equivalent only if the stock price has appreciated by at least 5 percent per year from the date of grant or by at least 25 percent if the options have been held for more than five years. In June 1997, the Committee adopted the policy that future stock option grants will not include dividend equivalents, and no such grants with dividend equivalents have been made since that time.

    The size of the stock option grant for each executive officer of PG&E Corporation and Pacific Gas and Electric Company in 1998 was determined by the Committee based on the Committee's objectives of paying target total compensation at the average target total compensation of the companies in the comparator group, and of tying a substantial component of target total compensation directly to financial performance for shareholders. In making stock option grants, the size of each executive officer's stock option grant was determined primarily based on the compensation objectives described above.

    PG&E CORPORATION PERFORMANCE UNIT PLAN. The Performance Unit Plan provides incentives based on PG&E Corporation's ability to sustain superior total returns for shareholders (dividends plus stock price appreciation) over a three-year period. Under the Plan, officers of PG&E Corporation and its subsidiaries receive performance units reflecting their level of responsibility. One-third of the units vest each year. At the end of each year, the number of vested performance units is increased or decreased based on PG&E Corporation's three-year total return for shareholders (dividends plus stock price appreciation) as compared with that of the 49 other largest energy-based companies in the nation. Each officer receives an incentive payment equal to the final number of vested units multiplied by the average market price of PG&E Corporation common stock during the 30 calendar day period prior to the end of the year.

    In determining Performance Unit Plan results for a given year, PG&E Corporation's corporate performance in the current year is weighted at 60 percent, the performance in the prior year at 25 percent, and the performance in the year before that at 15 percent. Each time a cash dividend is declared on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of units held by a recipient will be accrued on behalf of the recipient and, at the end of the year, the amount of accrued dividend equivalents will be increased or decreased by the same percentage used to increase or decrease the recipient's number of vested performance units for the year.

    For the three years ended December 31, 1998, PG&E Corporation's total shareholder return had a weighted average ranking of 27th among the 50 largest energy-based companies in the nation. Based on this ranking, officers received awards which were based on 88 percent of the number of vested units.

    EXECUTIVE STOCK OWNERSHIP PROGRAM. Effective January 1, 1998, the Committee adopted the Executive Stock Ownership Program which contains certain stock ownership targets for executives to be achieved within five years after becoming an executive officer. The targets are set as a multiple of the executive's base salary and vary

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according to the executive's level of responsibility within the Corporation. The executive stock ownership targets are as follows: three times base salary for the Chief Executive Officer of PG&E Corporation; two times base salary for heads of the Corporation's lines of business and the Chief Financial Officer and the General Counsel of PG&E Corporation; and one and one-half times base salary for the Senior Vice Presidents of PG&E Corporation. To the extent an executive officer achieves and maintains the stock ownership targets within the first three years of becoming an executive officer, the executive officer will be entitled to receive additional common stock equivalents (called Special
Incentive Stock Ownership Premiums or SISOPs) to be credited to his or her Deferred Compensation Plan account balance. The additional common stock equivalents vest three years after the date of grant, subject to accelerated vesting in accordance with the Officer Severance Policy and upon a change in control of the Corporation. The additional common stock equivalents are subject to forfeiture if the executive fails to maintain the applicable stock ownership target.

BENEFITS

    Benefit plans are designed to meet the individual needs of PG&E Corporation and its subsidiaries and to permit portability of benefits among the Corporation and its subsidiaries. Tax-deferred savings arrangements provide employees with an opportunity to supplement their retirement income through employee and matching contributions by PG&E Corporation or one of its subsidiaries. PG&E Corporation also provides excess retirement benefits for its executive officers based on salary and incentive compensation.

    The defined contribution benefit plans of PG&E Corporation and its subsidiaries permit participants in those plans to direct the investment of their contributions into PG&E Corporation common stock, providing another opportunity for executive officers to increase their proprietary interest in PG&E Corporation. The PG&E Corporation Deferred Compensation Plan for Officers also permits the executives who participate in the plan to direct that the return on their deferred compensation be tied directly to the performance of PG&E Corporation common stock.

SUMMARY

    We, the members of the Nominating and Compensation Committee of the Board of Directors of PG&E Corporation, believe that the compensation programs of PG&E Corporation and Pacific Gas and Electric Company are successful in attracting and retaining qualified employees and in tying compensation directly to performance for shareholders and service to customers. We will continue to monitor closely the effectiveness and appropriateness of each of the components of compensation to reflect changes in the business environment of PG&E Corporation and Pacific Gas and Electric Company.

March 8, 1999

NOMINATING AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF PG&E CORPORATION

Carl E. Reichardt, Chair
David A. Coulter
David M. Lawrence, MD
John C. Sawhill

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
         COMPARISON OF TWO-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN(1)

[THIS GRAPH COMPARES THE CUMULATIVE TOTAL RETURN ON PG&E CORPORATION COMMON STOCK (EQUAL TO DIVIDENDS PLUS STOCK PRICE APPRECIATION) DURING THE PAST TWO FISCAL YEARS WITH THAT OF THE STANDARD & POOR'S 500 STOCK INDEX AND THE DOW JONES UTILITIES INDEX.]

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             PG&E CORPORATION     STANDARD & POOR'S 500 STOCK INDEX (S&P)   DOW JONES UTILITIES INDEX (DJUI)
12/31/96                   $100                                       $100                               $100
3/31/97                    $113                                       $103                                $95
6/30/97                    $118                                       $121                               $101
9/30/97                    $115                                       $130                               $106
12/31/97                   $151                                       $133                               $123
3/31/98                    $166                                       $152                               $130
6/30/98                    $161                                       $157                               $135
9/30/98                    $164                                       $141                               $142
12/31/98                   $163                                       $171                               $146

(1) Assumes $100 invested on December 31, 1996, in Pacific Gas and Electric Company common stock, the Standard & Poor's 500 Stock Index, and the Dow Jones Utilities Index, and assumes quarterly reinvestment of dividends. The total shareholder returns shown are not necessarily indicative of future returns. As of January 1, 1997, all outstanding shares of Pacific Gas and Electric Company common stock were converted on a one-for-one basis to shares of PG&E Corporation common stock.

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN(1)

[THIS GRAPH COMPARES THE CUMULATIVE TOTAL RETURN ON PG&E CORPORATION COMMON STOCK (EQUAL TO DIVIDENDS PLUS STOCK PRICE APPRECIATION) DURING THE PAST FIVE FISCAL YEARS WITH THAT OF THE STANDARD & POOR'S 500 STOCK INDEX AND THE DOW JONES UTILITIES INDEX.]

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            PG&E CORPORATION     STANDARD & POOR'S 500 STOCK INDEX (S&P)   DOW JONES UTILITIES INDEX (DJUI)
1993                      $100                                       $100                               $100
1994                       $75                                       $101                                $85
1995                       $93                                       $139                               $112
1996                       $75                                       $171                               $122
1997                      $114                                       $229                               $150
1998                      $123                                       $294                               $179

(1) Assumes $100 invested on December 31, 1993, in Pacific Gas and Electric Company common stock, the Standard & Poor's 500 Stock Index, and the Dow Jones Utilities Index, and assumes quarterly reinvestment of dividends. The total shareholder returns shown are not necessarily indicative of future returns. As of January 1, 1997, all outstanding shares of Pacific Gas and Electric Company common stock were converted on a one-for-one basis to shares of PG&E Corporation common stock.

                           SUMMARY COMPENSATION TABLE

[THIS TABLE SUMMARIZES THE PRINCIPAL COMPONENTS OF COMPENSATION PAID TO THE CHIEF EXECUTIVE OFFICERS AND THE OTHER MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS OF PG&E CORPORATION AND PACIFIC GAS AND ELECTRIC COMPANY DURING THE PAST YEAR.]

                                                                                                LONG-TERM
                                                             ANNUAL COMPENSATION              COMPENSATION
                                                      ---------------------------------  -----------------------
                                                                                         AWARDS         PAYOUTS
(A)                                                   (B)   (C)       (D)       (E)      (F)            (G)       (H)
                                                                                OTHER    SECURITIES
                                                                                ANNUAL   UNDERLYING               ALL OTHER
                                                                                COMPEN-  OPTIONS/SARS   LTIP      COMPEN-
                                                            SALARY    BONUS     SATION   (# OF          PAYOUTS   SATION
NAME AND PRINCIPAL POSITION                           YEAR  ($)       ($)(1)    ($)(2)   SHARES)        ($)(3)    ($)(4)

Robert D. Glynn, Jr.,                                 1998  $700,000  $931,350  $42,180    235,000      $452,858  $   32,280
Chairman of the Board, Chief Executive Officer, and   1997   533,334   217,074   39,525    268,000       408,796      24,780
President of PG&E Corporation; Chairman of the Board  1996   450,000         0   13,311     48,000             0      29,108
of Pacific Gas and Electric Company

Scott W. Gebhardt,(5)                                 1998  $375,000  $179,250  $25,588    126,400      $145,580  $  170,858
Senior Vice President of PG&E Corporation; President  1997   281,250   175,000   39,355    148,500        66,202     279,258
and Chief Executive Officer of PG&E Energy Services
Corporation

Michael E. Rescoe,(5)                                 1998  $365,000  $323,755  $14,660    126,400      $145,580  $   14,544
Senior Vice President, Chief Financial Officer, and   1997   131,250    36,750   23,135    125,000        74,302      95,810
Treasurer of PG&E Corporation

Bruce R. Worthington,                                 1998  $315,000  $279,405  $12,020     75,900      $140,890  $   14,175
Senior Vice President and General Counsel of PG&E     1997   284,167    88,960   11,598     58,500       140,123      12,788
Corporation                                           1996   250,000         0    9,054     23,500             0      11,250

Joseph P. Kearney (deceased),(6)                      1998  $318,750  $342,125  $14,660    151,400      $389,869  $1,534,010
Former Senior Vice President of PG&E Corporation;     1997   133,333   150,000   63,744    208,500        74,302     150,655
Former President and Chief Executive Officer of U.S.
Generating Company

Gordon R. Smith,                                      1998  $425,000  $410,338  $16,328    126,400      $173,662  $   19,735
Senior Vice President of PG&E Corporation; President  1997   327,917   102,743   12,718    133,500       145,644      15,366
and Chief Executive Officer of Pacific Gas and        1996   250,000         0   10,805     23,500             0      11,861
Electric Company

Gregory M. Rueger,                                    1998  $278,000  $230,684  $ 8,993     50,600      $110,926  $   13,260
Senior Vice President and General Manager - Nuclear   1997   268,000   128,833   10,920     33,500       132,430      12,810
Power Generation of Pacific Gas and Electric Company  1996   260,000    57,866    5,310     23,500             0      11,607

James K. Randolph,                                    1998  $260,000  $213,174  $ 8,465     50,600      $ 96,885  $   11,700
Senior Vice President and General Manager -           1997   220,000   104,564    8,700     30,000        92,709       9,919
Distribution and Customer Service of Pacific Gas and  1996   180,000    34,288    1,920      4,500             0       8,517
Electric Company

E. James Macias,                                      1998  $240,000  $207,900  $ 8,640     50,600      $101,546  $   10,800
Senior Vice President and General Manager -           1997   199,000   134,900    9,239     30,000        99,342       8,955
Generation, Transmission, and Supply of Pacific Gas   1996   160,000    50,370    3,240      5,000             0       4,370
and Electric Company

Roger J. Peters,                                      1998  $230,000  $196,650  $ 6,529     50,600      $ 33,727  $   10,350
Senior Vice President and General Counsel of Pacific  1997   204,250   114,896    3,240     14,500        26,481       9,257
Gas and Electric Company                              1996   182,520    49,007        0      4,500             0      16,750

                           SUMMARY COMPENSATION TABLE
                                   CONTINUED

(1) Represents payments received or deferred from 1997 through 1999 for achievement of corporate and organizational objectives from 1996 through 1998, under the Short-Term Incentive Plan. For Mr. Glynn, Mr. Worthington, and Mr. Smith, whose bonuses were based solely on corporate performance, no payments were made under the Plan in 1997 with respect to corporate performance in 1996.

(2) Amounts reported consist of (i) reportable officer benefit allowances, (ii) payments of related taxes, and (iii) dividend equivalent payments on performance units under the Performance Unit Plan.

(3) Represents payments received or deferred in 1999 and 1998 for achievement of corporate performance objectives for the periods 1996 through 1998 and 1995 through 1997, respectively, under the Performance Unit Plan. No payments were made under the Plan in 1997 with respect to corporate performance in 1996.

(4) Amounts reported for 1998 consist of: (i) contributions to defined contribution retirement plans (Mr. Glynn $7,500, Mr. Gebhardt $15,187, Mr. Rescoe $14,544, Mr. Worthington $7,200, Mr. Kearney $16,000, Mr. Smith $7,172, Mr. Rueger $7,200, Mr. Randolph $7,200, Mr. Macias $5,700, and Mr.
    Peters $7,200), (ii) premiums on indemnity policies to secure the payment of benefits under the Supplemental Executive Retirement Plan and the Deferred Compensation Plan (Mr. Glynn $780, Mr. Smith $610, and Mr. Rueger $750),
    (iii) contributions received or deferred under excess benefit arrangements associated with defined contribution retirement plans (Mr. Glynn $24,000, Mr. Worthington $6,975, Mr. Kearney $18,010, Mr. Smith $11,953, Mr. Rueger $5,310, Mr. Randolph $4,500, Mr. Macias $5,100, and Mr. Peters $3,150), and
    (iv) one-time payments, including a payment to Mr. Kearney of $1.5 million as discussed in footnote (6) below and relocation allowances (Mr. Gebhardt $155,671).

(5) Mr. Gebhardt and Mr. Rescoe were not employed by PG&E Corporation or Pacific Gas and Electric Company in 1996.

(6) Mr. Kearney was an executive officer of PG&E Corporation from September 19, 1997, until his death on October 3, 1998. He was not employed by PG&E Corporation or Pacific Gas and Electric Company in 1996. The amount reported in column (H) for 1998 includes $1.5 million paid to Mr. Kearney as a result of the termination of a long-term incentive plan maintained by a joint venture between PG&E Enterprises and Bechtel Enterprises. The amount paid was based upon the value created for the joint venture during the tenure of Mr. Kearney as its President and Chief Executive Officer, and prior to its acquisition by PG&E Corporation.

                           OPTION/SAR GRANTS IN 1998

[THIS TABLE SUMMARIZES THE DISTRIBUTION AND THE TERMS AND CONDITIONS OF STOCK OPTIONS GRANTED TO THE EXECUTIVE OFFICERS NAMED IN THE SUMMARY COMPENSATION TABLE DURING THE PAST YEAR.]

                                                                                                   GRANT
                                      INDIVIDUAL GRANTS                                          DATE VALUE
----------------------------------------------------------------------------------------------  ------------
(A)                   (B)                       (C)                    (D)          (E)         (F)
                                                % OF TOTAL
                      NUMBER OF SECURITIES      OPTIONS/SARS           EXERCISE OR              GRANT DATE
                      UNDERLYING OPTIONS/SARS   GRANTED TO             BASE PRICE   EXPIRATION  PRESENT
NAME                  GRANTED (#)(1)(2)         EMPLOYEES IN 1998(2)   ($/SH)(3)    DATE(4)     VALUE ($)(5)
Robert D. Glynn, Jr.          235,000                  3.69%           $30.50       01-03-2008  $895,350

Scott W. Gebhardt             126,400                  1.98%           $30.50       01-03-2008  $481,584

Michael E. Rescoe             126,400                  1.98%           $30.50       01-03-2008  $481,584

Bruce R. Worthington           75,900                  1.19%           $30.50       01-03-2008  $289,179

Joseph P. Kearney             126,400                  1.98%           $30.50       01-03-2008  $481,584
(deceased)                     25,000                   .39%           $31.50       03-18-2008  $ 95,250

Gordon R. Smith               126,400                  1.98%           $30.50       01-03-2008  $481,584

Gregory M. Rueger              50,600                   .79%           $30.50       01-03-2008  $192,786

James K. Randolph              50,600                   .79%           $30.50       01-03-2008  $192,786

E. James Macias                50,600                   .79%           $30.50       01-03-2008  $192,786

Roger J. Peters                50,600                   .79%           $30.50       01-03-2008  $192,786

(1) All options granted to executive officers in 1998 are exercisable as follows: one-third of the options may be exercised on or after the second anniversary of the date of grant, two-thirds on or after the third anniversary, and 100 percent on or after the fourth anniversary, provided that options will vest immediately upon the occurrence of certain events. No options were accompanied by tandem dividend equivalents.

(2) No stock appreciation rights (SARs) have been granted since 1991.

(3) The exercise price is equal to the closing price of PG&E Corporation common stock on the date of grant.

(4) All options granted to executive officers in 1998 expire 10 years and one day from the date of grant, subject to earlier expiration in the event of the officer's termination of employment with PG&E Corporation, Pacific Gas and Electric Company, or one of their respective subsidiaries.

(5) Estimated present values are based on the Black-Scholes Model, a mathematical formula used to value options traded on stock exchanges and, for options granted with dividend equivalents, estimated present values include dividend equivalents. The Black-Scholes Model considers a number of factors, including the expected volatility and dividend rate of the stock, interest rates, and time of exercise of the option. The following assumptions were used in applying the Black-Scholes Model to the 1998 option grants shown in the table above: volatility of 17.601%, risk-free rate of return of 6.03%, dividend yield of $1.20 (the annual dividend rate on the grant date), and an exercise date five years after the date of grant. The ultimate value of the options will depend on the future market price of PG&E Corporation common stock, which cannot be forecast with reasonable accuracy. That value will depend on the future success achieved by employees for the benefit of all shareholders. The estimated grant date present value for the options shown in the table was $3.81 per share.

     AGGREGATED OPTION/SAR EXERCISES IN 1998 AND YEAR-END OPTION/SAR VALUES

[THIS TABLE SUMMARIZES EXERCISES OF STOCK OPTIONS AND TANDEM STOCK APPRECIATION RIGHTS (GRANTED IN PRIOR YEARS) BY THE EXECUTIVE OFFICERS NAMED IN THE SUMMARY COMPENSATION TABLE DURING THE PAST YEAR, AS WELL AS THE NUMBER AND VALUE OF ALL UNEXERCISED OPTIONS HELD BY SUCH NAMED EXECUTIVE OFFICERS AT THE END OF 1998.]

(A)                     (B)                  (C)               (D)                           (E)
                                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                               OPTIONS/SARS AT               OPTIONS/SARS AT
                        SHARES ACQUIRED ON                     END OF 1998 (#)               END OF 1998 ($)(1)
                        EXERCISE             VALUE REALIZED    (EXERCISABLE/                 (EXERCISABLE/
NAME                    (#)                  ($)               UNEXERCISABLE)                UNEXERCISABLE)
Robert D. Glynn, Jr.            0                   $0           45,167/    538,333          $ 99,502/   $2,815,123

Scott W. Gebhardt               0                    0                0/    274,900                 0/    1,351,525

Michael E. Rescoe               0                    0                0/    251,400                 0/    1,056,088

Bruce R. Worthington            0                    0           20,168/    151,732            49,215/      698,747

Joseph P. Kearney               0                    0                0/    359,900                 0/    1,950,775
(deceased)

Gordon R. Smith                 0                    0           27,834/    280,566            43,273/    1,410,502

Gregory M. Rueger          20,334               66,573           15,000/    102,266                 0/      466,890

James K. Randolph               0                    0           18,833/     85,100            31,873/      357,288

E. James Macias                 0                    0            8,667/     85,433            26,793/      358,370

Roger J. Peters                 0                    0           10,834/     68,766            27,880/      190,533

(1) Based on the difference between the option exercise price (without reduction for the amount of accrued dividend equivalents, if any) and a fair market value of $31.50, which was the closing price of PG&E Corporation common stock on December 31, 1998.

                    LONG-TERM INCENTIVE PLAN--AWARDS IN 1998

[THIS TABLE SUMMARIZES THE LONG-TERM INCENTIVE AWARDS MADE TO THE EXECUTIVE OFFICERS NAMED IN THE SUMMARY COMPENSATION TABLE DURING THE PAST YEAR.]

                                                                            ESTIMATED FUTURE PAYOUTS UNDER
                                            AWARDS                            NON-STOCK PRICE-BASED PLANS
                        ----------------------------------------------  ---------------------------------------
(A)                     (B)                          (C)                (D)          (E)           (F)
                                                     PERFORMANCE OR
                                                     OTHER PERIOD
                        NUMBER OF SHARES,            UNTIL MATURATION   THRESHOLD    TARGET        MAXIMUM
NAME                    UNITS, OR OTHER RIGHTS(1)    OR PAYOUT          ($ OR #)(2)  ($ OR #)(2)   ($ OR #)(2)
Robert D. Glynn, Jr.       22,375                    3 years            0 units      22,375 units  44,750 units

Scott W. Gebhardt          10,550                    3 years            0 units      10,550 units  21,100 units

Michael E. Rescoe          10,550                    3 years            0 units      10,550 units  21,100 units

Bruce R. Worthington        7,050                    3 years            0 units       7,050 units  14,100 units

Joseph P. Kearney          10,550                    3 years            0 units      10,550 units  21,100 units
(deceased)

Gordon R. Smith            10,550                    3 years            0 units      10,550 units  21,100 units

Gregory M. Rueger           4,850                    3 years            0 units       4,850 units   9,700 units

James K. Randolph           4,850                    3 years            0 units       4,850 units   9,700 units

E. James Macias             4,850                    3 years            0 units       4,850 units   9,700 units

Roger J. Peters             4,850                    3 years            0 units       4,850 units   9,700 units

(1) Represents performance units granted under the Performance Unit Plan. The units vest one-third in each of the three years following the grant year, and are earned over the vesting period based on PG&E Corporation's three-year total annual shareholder return (dividends plus stock price appreciation) as compared with that achieved by the 49 other largest domestic energy utilities. This performance target may be adjusted during the vesting period, at the sole discretion of the Nominating and Compensation Committee, to reflect extraordinary events beyond management's control. In determining PG&E Corporation's total annual shareholder return relative to the 49 other utilities, third-year performance is weighted at 60 percent, second-year performance at 25 percent, and first-year performance at 15 percent. Each time a cash dividend is declared on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of units held by a recipient will be accrued on behalf of the recipient and, at the end of the year, the amount of accrued dividend equivalents will be increased or decreased by the same percentage used to increase or decrease the recipient's number of vested performance units for the year.

(2) Payments are determined by multiplying the number of units earned in a given year by the average market price of PG&E Corporation common stock for the last 30 calendar day period of the year.

                              RETIREMENT BENEFITS

    PG&E Corporation and Pacific Gas and Electric Company provide retirement benefits to some of the executive officers named in the Summary Compensation Table on page 36. The benefit formula for eligible executive officers is 1.6 percent of the average of the three highest combined salary and annual incentive awards during the last 10 years of service multiplied by years of credited service. As of December 31, 1998, the estimated annual retirement benefits for the most highly compensated executive officers, assuming credited service to age 65, are as follows: Mr. Glynn $271,711, Mr. Smith $293,751, Mr. Worthington $227,185, Mr. Rueger $270,305, Mr. Randolph $185,202, Mr. Macias $195,561, and
Mr. Peters $175,611. The amounts shown are single life annuity benefits and would not be subject to any Social Security offsets.

           TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL PROVISIONS

    On November 1, 1998, the PG&E Corporation Officer Severance Policy became effective. The policy, which covers most officers of PG&E Corporation and its subsidiaries, including the executive officers named in the Summary Compensation Table, provides benefits if a covered officer is terminated without cause. Benefits under the policy include (i) a lump sum payment of one and one-half or two times annual base salary and target Short-Term Incentive Plan award (the applicable severance multiple being dependent on an officer's level), (ii) continued vesting of equity-based awards for 18 months or two years after termination (depending on the applicable severance multiple), (iii) accelerated vesting of up to two-thirds of the common stock equivalents awarded under the Executive Stock Ownership Program (depending on an officer's level), and (iv) payment of health care insurance premiums for 18 months or two years after termination (depending on the applicable severance multiple). In lieu of all or a portion of the lump sum payment, a terminated officer who is covered by PG&E Corporation's Supplemental Executive Retirement Plan can elect additional years of service and/or age for purposes of calculating pension benefits. (For more information about the treatment of equity-based awards upon termination of employment, see "Item No. 3: Management Proposal Regarding Increase in Shares Available to Be Issued Under the Long-Term Incentive Program, -Stock Option Plan, -Termination of Employment or Relationship with the Corporation" on page 16 and "-Performance Unit Plan, -Termination of Employment or Relationship with the Corporation" on page 17.)

    The Long-Term Incentive Program (LTIP) permits the grant of various types of stock-based incentive awards, including awards granted under the Stock Option Plan, the Performance Unit Plan, and the Non-Employee Director Stock Incentive Plan. (See Item No. 3 on pages 14-20 for a description of the LTIP and the component plans.) The LTIP and the component plans provide that, upon the occurrence of a change in control, (1) any time periods relating to the exercise or realization of any incentive award (including common stock equivalents awarded under the Executive Stock Ownership Program) will be accelerated so that such award may be exercised or realized in full immediately upon the change in control, (2) all shares of restricted stock will immediately cease to be forfeitable, and (3) all conditions relating to the realization of any stock-based award will terminate immediately. Under the LTIP, a "change in control" will be deemed to have occurred if any of the following occurs: (1) "any person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, but excluding any benefit plan for employees or any trustee, agent, or other fiduciary for any such plan acting in such person's capacity as such fiduciary), directly or indirectly, becomes the beneficial owner of securities of PG&E Corporation representing 20 percent or more of the combined voting power of PG&E Corporation's then outstanding securities, (2) during any two consecutive years, individuals who at the beginning of such a period constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the election, or the nomination for election by the shareholders of the Corporation of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or (3) the shareholders of the Corporation shall have approved (i) any consolidation or merger of the Corporation other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent of such surviving entity) at least 70 percent of the combined voting power of the Corporation, such surviving entity, or the parent of such surviving entity outstanding immediately after the merger or consolidation, (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation, or
(iii) any plan or proposal for the liquidation or dissolution of the Corporation. For purposes of this definition, the term "combined voting power" means the combined voting power of the then outstanding voting securities of the Corporation or the other relevant entity.

--------------------------------------------------------------------------------
                               Other Information

PRINCIPAL SHAREHOLDERS

    The following table presents certain information regarding shareholders who are known to PG&E Corporation or Pacific Gas and Electric Company to be the beneficial owners of more than 5 percent of any class of voting securities of PG&E Corporation or Pacific Gas and Electric Company as of January 31, 1999:

                                       NAME AND ADDRESS OF              AMOUNT AND NATURE OF     PERCENT
      CLASS OF STOCK                    BENEFICIAL OWNER                BENEFICIAL OWNERSHIP    OF CLASS
Pacific Gas and Electric    PG&E Corporation(1)                               346,965,362          100.00%
Company                     One Market, Spear Tower, Suite 2400
common stock                San Francisco, CA 94105

PG&E Corporation            State Street Bank and Trust Company(2)             35,986,325            9.41%
common stock                225 Franklin Street
                            Boston, MA 02110

PG&E Corporation            FMR Corp., Edward C. Johnson 3d, and               28,015,199            7.32%
common stock                Abigail P. Johnson(3)
                            82 Devonshire Street
                            Boston, MA 02109

PG&E Corporation            Sanford C. Bernstein & Co., Inc.(4)                21,528,874            5.63%
common stock                767 Fifth Avenue
                            New York, NY 10153

(1) As a result of the formation of the holding company, PG&E Corporation became the holder of all issued and outstanding shares of Pacific Gas and Electric Company common stock on January 1, 1997.

(2) The information relating to State Street Bank and Trust Company is based on beneficial ownership as of December 31, 1998, as reported in a Schedule 13G, dated February 9, 1999, filed with the Securities and Exchange Commission. The bank holds 30,541,054 shares in its capacity as Trustee of the Pacific Gas and Electric Company Savings Fund Plan. The Trustee may not vote these shares in the absence of voting instructions from the plan participants. The bank also holds 5,445,271 shares of PG&E Corporation common stock in various other fiduciary capacities. The bank has sole voting power with respect to 4,720,573 of these shares, shared voting power with respect to 308,421 of these shares, sole investment power with respect to 5,435,145 of these shares, and shared investment power with respect to 10,126 of these shares.

(3) The information relating to FMR Corp. ("FMR") is based on a Schedule 13G reporting beneficial ownership as of December 31, 1998, which was filed with the Securities and Exchange Commission on behalf of FMR, Edward C. Johnson 3d, and Abigail P. Johnson on February 12, 1999. FMR, a holding company, reported sole voting power with respect to 3,556,215 of these shares, and FMR, Edward C. Johnson 3d, and Abigail P. Johnson each reported shared voting power with respect to 0 of these shares, sole investment power with respect to 28,015,199 of these shares, and shared investment power with respect to 0 of these shares, through control of, or other affiliation with, the following entities: (i) Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR, (ii) Fidelity Management Trust Company ("FMTC"), a wholly owned subsidiary of FMR, and (iii) Fidelity International Limited ("FIL"), for which members of the Johnson family own, directly and indirectly, 39.89% of the total votes that may be cast by FIL voting stock. Together, Fidelity's funds own and have sole dispositive power with respect to 23,831,119 of these shares (6.23% of the outstanding PG&E Corporation common stock), and shared dispositive power with respect to 0 of these shares; power to vote shares owned directly by Fidelity funds is exercised by each applicable fund's Board of Trustees. FMTC has sole voting power with respect to 2,041,615 of these shares, shared voting power with respect to 0 of these shares, sole dispositive power with respect to 2,528,180 of these shares, and shared dispositive power with respect to 0 of these shares. FIL has sole voting power with respect to 1,514,600 of these shares, shared voting power with respect to 0 of these shares, sole dispositive power with respect to 1,655,900 of these shares, and shared dispositive power with respect to 0 of these shares. Edward C. Johnson 3d is Chairman of both FMR and FIL, and Abigail P. Johnson is Director of FMR. Each is owner, respectively, of 12% and 24.5% of the aggregate amount of outstanding FMR voting stock. Together, various Johnson family members and trusts for the benefit of Johnson family members have approximately 49% of the voting power of FMR. Through ownership of FMR voting stock and voting agreements, the Johnson family members form a controlling group with respect to FMR.

(4) The information relating to Sanford C. Bernstein & Co., Inc. is based on beneficial ownership as of December 31, 1998, as reported in a Schedule 13G, dated February 5, 1999, filed with the Securities and Exchange Commission. Sanford C. Bernstein & Co., Inc. has sole voting power with respect to 13,331,188 of these shares, shared voting power with respect to 2,428,290 of these shares, sole investment power with respect to 21,528,874 of these shares, and shared investment power with respect to 0 of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    In accordance with Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations, PG&E Corporation's and Pacific Gas and Electric Company's respective directors, certain officers, and persons who own greater than 10 percent of PG&E Corporation's or Pacific Gas and Electric Company's equity securities are required to file reports of ownership and changes in ownership of such equity securities with the Securities and Exchange Commission and the principal national securities exchange on which such equity securities are registered, and to furnish PG&E Corporation or Pacific Gas and Electric Company (as the case may be) with copies of all such reports they file.

    Based solely on its review of copies of such reports received or written representations from certain reporting persons, PG&E Corporation and Pacific Gas and Electric Company believe that during 1998 all filing requirements applicable to their directors, officers, and 10 percent shareholders were satisfied.

ANNUAL REPORT

    PG&E Corporation's and Pacific Gas and Electric Company's joint 1998 annual report to shareholders, including financial statements, accompanies this Joint Proxy Statement.

VOTING ON THE INTERNET OR BY TELEPHONE

    For your convenience, you may have the option of executing and submitting your proxy and voting instructions over the Internet or by telephone. The Internet and telephone voting procedures that have been made available by PG&E Corporation and Pacific Gas and Electric Company are designed to authenticate shareholders' identities, to allow shareholders to submit their proxies and voting instructions, and to confirm that shareholders' instructions have been recorded properly. Your proxy and voting instructions will be recorded as if you submitted your proxy and voting instructions by mail. PG&E Corporation and Pacific Gas and Electric Company have been advised by counsel that these Internet and telephone voting procedures are consistent with the requirements of California law.

    Please note that there are separate Internet and telephone voting arrangements depending upon whether (1) your shares are registered in your name directly with PG&E Corporation and/or Pacific Gas and Electric Company (including shares held by participants in the PG&E Corporation Dividend Reinvestment Plan), or you are a participant who holds PG&E Corporation stock in any of the defined contribution retirement plans maintained by PG&E Corporation or any of its subsidiaries, or (2) whether your shares are held in an account at a brokerage firm or bank.

       FOR SHARES REGISTERED IN THE NAME OF A SHAREHOLDER DIRECTLY WITH PG&E CORPORATION AND/OR PACIFIC GAS AND ELECTRIC COMPANY
       (INCLUDING SHARES HELD IN THE PG&E CORPORATION DIVIDEND
       REINVESTMENT PLAN), AND FOR PARTICIPANTS WHO HOLD PG&E CORPORATION STOCK IN ANY OF THE DEFINED CONTRIBUTION RETIREMENT PLANS
       MAINTAINED BY PG&E CORPORATION OR ANY OF ITS SUBSIDIARIES:

       Holders of such shares may submit their proxies and voting instructions anytime, 24 hours a day, 7 days a week, over the Internet at the following address on the World Wide Web:

                            http://www.votefast.com
       or by using a touch-tone telephone and calling the following toll-free number from anywhere in the United States:

                                 1-800-250-9081

       FOR SHARES HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK:

       A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers Internet and telephone voting options. (This program is different from the program described above for shares registered in the name of a shareholder directly with PG&E Corporation and/or Pacific Gas and Electric Company or for participants who hold PG&E Corporation stock in any of the defined contribution retirement plans maintained by PG&E Corporation or any of its subsidiaries.) For shares held in an account at a participating brokerage firm or bank, shareholders may submit their voting instructions anytime, 24 hours a day, 7 days a week, over the Internet at the following address on the World Wide Web:

                            http://www.proxyvote.com

       or by using a touch-tone telephone and calling, from anywhere in the United States, the toll-free telephone number shown on the voting instruction form.

    Shareholders submitting proxies or voting instructions over the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder. There are no charges to shareholders who use the telephone voting procedures.

    Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. Eastern daylight time, on Tuesday, April 20, 1999. SHAREHOLDERS SUBMITTING PROXIES AND VOTING INSTRUCTIONS OVER THE INTERNET OR BY TELEPHONE SHOULD NOT MAIL THE PROXY OR VOTING INSTRUCTION FORM.

METHOD AND COST OF SOLICITING PROXIES

    PG&E Corporation and Pacific Gas and Electric Company intend to solicit proxies principally by mail. Proxies also may be solicited by personal contact, telephone, or other means by officers and other employees of PG&E Corporation or Pacific Gas and Electric Company. PG&E Corporation and Pacific Gas and Electric Company have retained D. F. King & Co., Inc. to assist in the solicitation of proxies at an estimated fee of $11,500 plus reimbursement of reasonable expenses. In addition, brokers, banks, and other fiduciaries and nominees will be reimbursed for the reasonable expenses of forwarding the Joint Proxy Statement and other proxy materials to beneficial owners of PG&E Corporation and Pacific Gas and Electric Company stock. The entire cost of soliciting proxies will be paid by PG&E Corporation and Pacific Gas and Electric Company.

    PG&E Corporation and Pacific Gas and Electric Company also have retained Corporate Election Services, Inc. to assist in the tabulation of proxies and to act as the independent inspector of election at the annual meetings.

PROPOSALS BY SHAREHOLDERS - 2000

    Shareholder proxies obtained by the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company in connection with their respective annual meetings of shareholders in the year 2000 will confer on the proxyholders discretionary authority to vote on any matters presented at the meetings, unless notice of the matter is provided to the Vice President and Corporate Secretary of PG&E Corporation or Pacific Gas and Electric Company, or both (as may be applicable depending on whether the matter relates to PG&E Corporation or Pacific Gas and Electric Company, or both) no later than January 23, 2000.

    Any proposal by a shareholder to be submitted for possible inclusion in proxy soliciting materials for the annual meetings of shareholders of PG&E Corporation and Pacific Gas and Electric Company to be held in the year 2000 must be received by the Vice President and Corporate Secretary after April 21, 1999, but no later than November 9, 1999.

OTHER MATTERS

    Management does not know of any matter to be acted upon at the meetings other than the matters described above. However, if any other matter should properly come before the annual meetings, the proxyholders named in the enclosed proxy will vote the shares for which they hold proxies at their discretion.

                                     By Order of the Boards of Directors of
                                     PG&E Corporation and Pacific Gas and
                                     Electric Company,

                                           /S/ LESLIE H. EVERETT

                                     Leslie H. Everett
                                     Vice President and Corporate Secretary,
                                     PG&E Corporation
                                     and Pacific Gas and Electric Company

                             YOUR VOTE IS IMPORTANT.
IF YOU ARE NOT EXECUTING AND SUBMITTING YOUR PROXY AND VOTING INSTRUCTIONS OVER
  THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE, AND MAIL THE ENCLOSED
                        PROXY FORM AS SOON AS POSSIBLE.

    AT THE ANNUAL MEETINGS OF SHAREHOLDERS, REAL-TIME CAPTIONING SERVICES AND ASSISTIVE LISTENING DEVICES WILL BE AVAILABLE FOR THE HEARING IMPAIRED. PLEASE CONTACT AN USHER AT THE MEETING IF YOU WISH TO BE SEATED IN THE REAL-TIME CAPTIONING SECTION OR TO USE AN ASSISTIVE LISTENING DEVICE.

    AUDIO CASSETTE RECORDINGS OF THE MEETINGS WILL BE AVAILABLE, WITHOUT CHARGE, FOR SHAREHOLDERS WITH IMPAIRED VISION. PLEASE CONTACT THE OFFICE OF THE VICE PRESIDENT AND CORPORATE SECRETARY, ONE MARKET, SPEAR TOWER, SUITE 2400, SAN FRANCISCO, CA 94105 OR CALL (415) 267-7070.

[RECYCLED PAPER LOGO]  Printed with soybean ink on recycled/recyclable paper

The undersigned hereby appoints Robert D. Glynn, Jr., Gordon R. Smith, and Leslie H. Everett, or any of them, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the annual meeting of shareholders of Pacific Gas and Electric Company, to be held at 1111 California Street, San Francisco, California, on Wednesday, April 21, 1999, at 10:00 a.m., and at any adjournment or postponement thereof, as instructed on the reverse hereof and upon all motions and resolutions which may properly be presented for consideration at said meeting. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PACIFIC GAS AND ELECTRIC COMPANY.

Control Number:

PACIFIC GAS AND ELECTRIC COMPANY

As an alternative to completing and mailing this form, you may execute and submit your proxy and voting instructions over the Internet at http://www.votefast.com or by touch-tone telephone at 1-800-250-9081 (from anywhere in the United States). These Internet and telephone voting procedures comply with California law.

If submitting your proxy by mail, please mark, sign, date, and mail this proxy form promptly, in the accompanying postage-paid envelope, to Pacific Gas and Electric Company, c/o Corporate Election Services, P.O. Box 3200, Pittsburgh, PA 15230.

                                                                     , 1999
------------------------------------------------  ------------------
                                                                     , 1999
------------------------------------------------  ------------------
         SHAREHOLDER'S SIGNATURE                         DATE


If you are signing for the shareholder, please sign the shareholder's name and your name, and specify the capacity in which you act.

Shareholder's Proxy for the Annual Meeting on April 21, 1999

------------------------------------------------------------------------------
- IF YOU ARE NOT SUBMITTING YOUR PROXY OVER THE INTERNET OR BY TELEPHONE, PLEASE DETACH HERE AND MAIL THIS PROXY IN THE ACCOMPANYING ENVELOPE. -

                           VOTE ON THE INTERNET

1. Read the accompanying Joint Proxy Statement and the above proxy form.
2. Go to the website HTTP://WWW.VOTEFAST.COM -- anytime, 24 HOURS A DAY, 7 DAYS A WEEK.
3. You will be prompted to enter the 10-DIGIT CONTROL NUMBER located in the box in the upper-left portion of the proxy form.
4. Then follow the simple on-line instructions to submit your proxy and voting instructions.

                            VOTE BY TELEPHONE

1. Read the accompanying Joint Proxy Statement and the above proxy form.
2. Using any touch-tone telephone in the U.S., call the TOLL-FREE number 1-800-250-9081 -- anytime, 24 HOURS A DAY, 7 DAYS A WEEK.
3. You will be prompted to enter the 10-DIGIT CONTROL NUMBER located in the box in the upper-left portion of the proxy form.
4. Then follow the simple recorded instructions to submit your proxy and voting instructions.

                                 VOTE BY MAIL

1. Read the accompanying Joint Proxy Statement and the above proxy form.
2. Mark, sign, and date the proxy form.
3. Detach the proxy form (the top portion of this page) and mail it promptly, in the accompanying POSTAGE-PAID envelope, to Pacific Gas and Electric Company, c/o Corporate Election Services, P.O. Box 3200, Pittsburgh,
   PA 15230.

IF YOU SUBMIT YOUR PROXY AND VOTING INSTRUCTIONS OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL THE ABOVE PROXY FORM.

PROXIES AND VOTING INSTRUCTIONS SUBMITTED OVER THE INTERNET OR BY TELEPHONE MUST BE RECEIVED BY 11:59 P.M., EASTERN DAYLIGHT TIME, ON TUESDAY, APRIL 20, 1999.

- PLEASE USE THE ATTACHED TICKET TO ATTEND THE PACIFIC GAS AND ELECTRIC COMPANY
            ANNUAL MEETING, OR YOU MAY REGISTER AT THE MEETING. -

------------------------------------------------------------------------------

PACIFIC GAS AND ELECTRIC COMPANY 1999 ANNUAL MEETING

PACIFIC GAS AND ELECTRIC COMPANY  1999 ANNUAL MEETING TICKET

for the annual meeting of shareholders on APRIL 21, 1999, AT 10:00 A.M., to be held at the Masonic Auditorium, 1111 California Street, San Francisco. Doors open at 9:00 a.m. You may bypass the registration area and present this ticket at the entrance to the auditorium.

(SEE REVERSE SIDE FOR ADDITIONAL INFORMATION.)


-----------------------------------------------------------------------------------------------------------------------------------
YOUR PROXY IS SOLICITED BY THE PACIFIC GAS AND ELECTRIC COMPANY BOARD OF DIRECTORS.  Unless contrary instructions are given below, the above designated proxies will vote the Pacific Gas and Electric Company shares for which they hold proxies FOR Items 1 and 2.
-----------------------------------------------------------------------------------------------------------------------------------
                 1. Election of Directors.  Nominees are:
PACIFIC GAS         01-Richard A. Clarke    04-C. Lee Cox           07-David M. Lawrence, MD 10-Rebecca Q. Morgan
AND ELECTRIC        02-Harry M. Conger      05-William S. Davila    08-Richard B. Madden     11-Carl E. Reichardt
  COMPANY           03-David A. Coulter     06-Robert D. Glynn, Jr. 09-Mary S. Metz          12-John C. Sawhill
 DIRECTORS                                                                                   13-Gordon R. Smith
 RECOMMEND                                                                                   14-Barry Lawson Williams
  A VOTE            / /  FOR all nominees listed above              / /  WITHHOLD vote      / /  WITHHOLD vote only for
   FOR                   (except as indicated to the contrary)           for all nominees   ---------------------------------------
ITEMS 1 AND 2    2. Ratification of the appointment of Deloitte & Touche as Pacific Gas and      FOR      AGAINST    ABSTAIN
                    Electric Company's independent public accountants.......................     / /        / /        / /
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------

- IF YOU ARE NOT SUBMITTING YOUR PROXY OVER THE INTERNET OR BY TELEPHONE, PLEASE DETACH HERE AND MAIL THIS PROXY IN THE ACCOMPANYING ENVELOPE. -

[PG&E logo] PACIFIC GAS AND
            ELECTRIC COMPANY-TM-

WE DELIVER ENERGY-SM-


ANNUAL MEETING

TO BE HELD AT:
MASONIC AUDITORIUM
1111 CALIFORNIA STREET
SAN FRANCISCO, CALIFORNIA
APRIL 21, 1999, AT 10:00 A.M.

- PLEASE USE THE ATTACHED TICKET TO ATTEND THE PACIFIC GAS AND ELECTRIC COMPANY ANNUAL MEETING, OR YOU MAY REGISTER AT THE MEETING. -

------------------------------------------------------------------------------

All available space at the Memorial Temple Garage at 1101 California Street (adjacent to the Masonic Auditorium) has been reserved to provide complimentary parking for shareholders. However, capacity is limited. Please show your annual meeting ticket to the garage attendant as you enter the garage.

NOTE: CELLULAR TELEPHONES, CAMERAS, TAPE RECORDERS, ETC., WILL NOT BE ALLOWED IN THE AUDITORIUM DURING THE MEETING, OTHER THAN FOR PACIFIC GAS AND ELECTRIC COMPANY PURPOSES. A CHECKROOM WILL BE PROVIDED. FOR YOUR PROTECTION, ALL BRIEFCASES, PURSES, PACKAGES, ETC., WILL BE SUBJECT TO INSPECTION AS YOU ENTER THE MEETING. WE REGRET ANY INCONVENIENCE THIS MAY CAUSE YOU.

Real-time captioning services and assistive listening devices will be available at the meeting for shareholders with impaired hearing. Please contact an usher at the meeting if you wish to be seated in the real-time captioning section or to use an assistive listening device.

PACIFIC GAS AND
ELECTRIC COMPANY

SHAREHOLDER'S
   PROXY

SOLICITED BY THE
BOARD OF DIRECTORS OF

PACIFIC GAS AND
ELECTRIC COMPANY


1999

PLEASE MARK, SIGN, DATE,
AND RETURN THIS PROXY
PROMPTLY.

The undersigned hereby appoints Robert D. Glynn, Jr., Gordon R. Smith, and Leslie H. Everett, or any of them, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the annual meeting of shareholders of Pacific Gas and Electric Company, to be held at 1111 California Street, San Francisco, California, on Wednesday, April 21, 1999, at 10:00 a.m., and at any adjournment or postponement thereof, as instructed on the reverse hereof and upon all motions and resolutions which may properly be presented for consideration at said meeting. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PACIFIC GAS AND ELECTRIC COMPANY.


                                                                     , 1999
------------------------------------------------  ------------------
                                                                     , 1999
------------------------------------------------  ------------------
         SHAREHOLDER'S SIGNATURE                         DATE

If you are signing for the shareholder, please sign the shareholder's name and your name, and specify the capacity in which you act.

Shareholder's Proxy for the Annual Meeting on April 21, 1999


-----------------------------------------------------------------------------------------------------------------------------------
YOUR PROXY IS SOLICITED BY THE PACIFIC GAS AND ELECTRIC COMPANY BOARD OF DIRECTORS.  Unless contrary instructions are given below, the above designated proxies will vote the Pacific Gas and Electric Company shares for which they hold proxies FOR Items 1 and 2.
-----------------------------------------------------------------------------------------------------------------------------------
                 1. Election of Directors.  Nominees are:
PACIFIC GAS         01-Richard A. Clarke    04-C. Lee Cox           07-David M. Lawrence, MD 10-Rebecca Q. Morgan
AND ELECTRIC        02-Harry M. Conger      05-William S. Davila    08-Richard B. Madden     11-Carl E. Reichardt
  COMPANY           03-David A. Coulter     06-Robert D. Glynn, Jr. 09-Mary S. Metz          12-John C. Sawhill
 DIRECTORS                                                                                   13-Gordon R. Smith
 RECOMMEND                                                                                   14-Barry Lawson Williams
  A VOTE            / /  FOR all nominees listed above              / /  WITHHOLD vote      / /  WITHHOLD vote only for
   FOR                   (except as indicated to the contrary)           for all nominees   ---------------------------------------
ITEMS 1 AND 2    2. Ratification of the appointment of Deloitte & Touche as Pacific Gas and      FOR      AGAINST    ABSTAIN
                    Electric Company's independent public accountants......................      / /        / /        / /
-----------------------------------------------------------------------------------------------------------------------------------